UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A INFORMATION
____________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to sec. 240.14a-12
____________________________________________
Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)
 ____________________________________________

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.1

April 28, 2023
Dear Stockholder,
I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Avid Technology, Inc. The annual meeting will be held on May 25, 2023 at 8:30 a.m. ET, at 75 Blue Sky Drive, Burlington, Massachusetts.
You will find information regarding the business to be conducted at the annual meeting in the accompanying notice of annual meeting and proxy statement. A proxy card is enclosed for your use. We ask that you carefully review, complete, sign and return the proxy card or submit your proxy through the Internet according to the instructions contained in the proxy card.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote by proxy through the Internet, by signing and returning your proxy card by mail as soon as possible so that your shares may be represented at the meeting. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.
    If your shares are held by a broker, your broker cannot vote your shares for non-routine matters, including the election of directors, the proposed approval of an increase in the shares authorized for issuance under our 2014 Stock Incentive Plan, the amendment to our Certificate of Incorporation, the advisory vote on 2022 executive compensation, and the advisory vote on the frequency of future advisory votes on executive compensation unless you provide voting instructions. Therefore, if your shares are held by a broker, please instruct your broker regarding how to vote your shares on these non-routine matters. This will ensure that your votes are counted with respect to these matters.
On behalf of the board of directors, I would like to express our appreciation for your investment in our company. I look forward to greeting many of you at the annual meeting.
Sincerely,
Jeff Rosica
Chief Executive Officer and President

i

AVID TECHNOLOGY, INC.
75 Blue Sky Drive
Burlington, MA 01803
_________________________________
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
_________________________________
    NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Avid Technology, Inc., a Delaware corporation (the "company"), will be held on May 25, 2023 at 8:30 a.m. ET at 75 Blue Sky Drive, Burlington, Massachusetts (together with adjournments or postponements thereof, the "annual meeting"):
1.to elect nine directors, each to serve until our 2024 annual meeting of stockholders and, as to each, until a successor is duly elected and qualified, or until earlier death, resignation or removal of the director;
2.to ratify, by a non-binding advisory vote, the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.to approve an amendment to the company's 2014 Stock Incentive Plan, as amended, to increase by an additional 650,000 shares the number of shares authorized for issuance under the plan;
4.to approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, to provide for the exculpation of certain of our officers, as permitted by recent amendments to the Delaware General Corporation Law;
5.to approve, by a non-binding, advisory vote, the 2022 compensation paid to our named executive officers; and
6.to approve, by non-binding, advisory vote, the frequency of future stockholder advisory votes on executive compensation.
    We also will transact any other business that may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.
    The close of business on March 27, 2023 is the record date for determining the stockholders entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

By Order of our Board of Directors,
Alessandra Melloni
Corporate Secretary
Burlington, Massachusetts
April 28, 2023

Beneficial Ownership Information	65
Security Ownership of Certain Beneficial Owners and Management	65
Delinquent Section 16(a) Reports	66

TABLE OF CONTENTS (continued)

AVID TECHNOLOGY, INC.
75 Blue Sky Drive
Burlington, Massachusetts 01803
_______________________________
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2023
_________________________________

INFORMATION ABOUT PROXY MATERIALS, THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
On or about April 28, 2023, we have delivered printed versions of these materials to you by mail or electronic copies to you by email, in connection with the solicitation of proxies by our board of directors for use at our 2023 Annual Meeting of Stockholders to be held on May 25, 2023 at 8:30 a.m. ET, and at any postponement(s) or adjournment(s) of the annual meeting. The annual meeting will be held at 75 Blue Sky Drive, Burlington, Massachusetts. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or submit your proxy through the Internet according to the instructions contained in the proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2023: THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING SENT OR GIVEN TO THE COMPANY’S SECURITY HOLDERS OF RECORD ON MARCH 27, 2023, 2023.
What is included in these materials?
These materials include:
•this proxy statement (including the Notice of 2023 Annual Meeting of Stockholders);
•our Annual Report to Stockholders for the year ended December 31, 2022; and
•a proxy card.
What items will be voted on at the annual meeting?
Stockholders will vote on the following items at the annual meeting:
Proposal One:    the election to the board of directors of the nine nominees named in this proxy statement each to serve until our 2024 annual meeting of stockholders and, as to each, until a successor is duly elected and qualified, or until earlier death, resignation or removal of the director;

Proposal Two:    ratification, by a non-binding advisory vote, of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
Proposal Three:    to approve an amendment to the company's 2014 Stock Incentive Plan to increase by an additional 650,000 shares the number of shares authorized for issuance under the plan;
Proposal Four:    to adopt an amendment (the “Charter Amendment”) to our Third Amended and Restated Certificate of Incorporation, as amended (our “Charter”), to provide for the exculpation of certain of our officers, as permitted by recent amendments to the Delaware General Corporation Law (the “DGCL”);
Proposal Five:    to approve, by a non-binding advisory vote, the 2022 compensation paid to our named executive officers; and
Proposal Six:    an advisory vote on the frequency of future stockholder advisory votes on executive compensation.
We are not aware of any other matters to be presented at our annual meeting. However, if any other matters are properly presented, the persons designated as proxies intend to vote, or otherwise act, on those matters in accordance with their judgment.
What are the voting recommendations of the board of directors?
The board recommends that you vote your shares:
•“FOR” each of the nine nominees to the board of directors named in this proxy statement (Proposal No. 1);
•“FOR” the ratification, by a non-binding advisory vote, of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2);
•“FOR” the approval of an amendment to our 2014 Stock Incentive Plan to increase by an additional 650,000 shares the number of shares authorized for issuance under the plan (Proposal No. 3);
•“FOR” the amendment of our charter to provide for the exculpation of our officers as permitted by Delaware law (Proposal No. 4);
•“FOR” approval, by a non-binding advisory vote, of the 2022 compensation paid to our named executive officers (Proposal No. 5); and
•“FOR” a frequency of "every one year" for future stockholder advisory votes on executive compensation (Proposal No. 6).
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required
Proposal 1: the election to the board of directors of the nine nominees named in this proxy statement	To be elected, each director nominee must receive a majority of the votes cast (the number of votes cast “for” such nominee’s election must exceed the votes cast “against” such nominee’s election).
Proposal 2: ratification, by a non-binding advisory vote, of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	The affirmative vote of a majority of the total number of votes cast on Proposal 2 is required to approve Proposal 2.

Proposal 3: approval of an amendment to the company's 2014 Stock Incentive Plan to increase by an additional 650,000 shares the number of shares authorized for issuance under the plan	The affirmative vote of a majority of the total number of votes cast on Proposal 3 is required to approve Proposal 3.
Proposal 4: adoption of the Charter Amendment	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approval Proposal 4.
Proposal 5: approval, by a non-binding advisory vote, of the 2022 compensation paid to the company's named executive officers	The affirmative vote of a majority of the total number of votes cast on such Proposal 5 is required to approve Proposal 5.
Proposal 6: vote, on a non-binding advisory basis, on the frequency of future stockholder advisory votes on executive compensation	The frequency receiving the highest number of votes cast by the stockholders will be considered the recommendation of stockholders.
Who may vote at the annual meeting?
Only stockholders of record as of the close of business on March 27, 2023, the record date, are entitled to receive notice of, attend and vote at the annual meeting. As of the record date, there were 46,762,935 shares issued and 43,836,620 outstanding of our common stock, $0.01 par value per share.

Each stockholder is entitled to one vote for each share of common stock owned as of the close of business on the record date for each matter presented at the annual meeting (including one vote for each seat up for election at the annual meeting with respect to Proposal One—Election of Directors). Cumulative voting is not permitted in the election of directors.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
In certain sections of this proxy statement, we distinguish between stockholders of record and beneficial owners. Most of our stockholders are beneficial owners of shares held in street name.
•Stockholders of Record. If your shares are held in your name with our transfer agent, Computershare, you are considered the “stockholder of record” of those shares. As a stockholder of record, you are receiving a printed copy of our proxy materials directly from us.
•Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares and the shares are held in “street name” by the broker or other nominee. If you are a beneficial owner, your broker or other nominee will forward to you a printed copy of our proxy materials.
How do I vote?
There are three ways to vote your shares:
•Over the Internet. You may submit your vote over the Internet any time prior to 11:59 p.m. ET on May 24, 2023 by following the instructions on the proxy card.
•By Mail. You may submit your vote by mail by following the instructions on the proxy card. Please allow sufficient time for mailing as only proxy cards received by us prior to the annual meeting will be deemed valid and counted.
•In Person. All stockholders of record may vote in person at the annual meeting. We will give you a ballot when you arrive. Please note, however, that if you are a beneficial owner of shares held in street name, in order to vote your shares in person at the annual meeting, you must obtain a legal proxy from your broker or other nominee that authorizes you to do so.

If you receive multiple printed copies of the proxy materials (including multiple proxy cards), in order to vote all of your shares by proxy, you must return each proxy card or separately vote over the Internet all the shares owned by you. You may receive multiple copies of the proxy materials if, for example, you hold shares in more than one brokerage account or you are a stockholder of record and hold shares registered in more than one name.
How are proxies voted?
All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not return my proxy?
•Stockholders of Record. If you are a stockholder of record and do not vote over the Internet or by mailing your proxy card, your shares will not be voted unless you attend the annual meeting and vote your shares at the annual meeting.
•Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide voting instructions to your broker or other nominee, under the rules of various securities exchanges, the broker or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If your broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or other nominee will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares; this is referred to as a “broker non-vote.” A broker non-vote may also result if your broker or other nominee may, but opts not to, vote your shares on a routine matter for which you have not given instructions.
What happens if I submit my vote by proxy but do not give specific voting instructions with respect to a particular proposal?
As a stockholder of record, whether you vote over the Internet or by mailing your proxy card, if you sign and return your proxy card without giving specific voting instructions with respect to a particular proposal, the persons designated by us as proxies will vote your shares as recommended by our board of directors.
Which proposals are considered “routine” or “non-routine”?
The only proposal that is considered a routine matter under applicable rules is Proposal 2, the ratification, by a non-binding advisory vote, of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. All other proposals are considered non-routine.
Therefore, unless you provide voting instructions to your broker or other nominee, your broker or other nominee may not use discretionary authority to vote your shares on Proposals 1, 3, 4, 5 or 6. Because Proposal 2, regarding the ratification of the appointment of our independent registered public accounting firm by a non-binding advisory vote, is considered a routine matter, brokers and other nominees are permitted to vote shares held by them without instruction from beneficial owners.
How are abstentions and broker non-votes treated?
If your shares are held by a broker or other nominee and you do not indicate how you wish to vote, your broker or other nominee is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal 2 is a “routine” matter. As a result, your broker or other nominee is permitted to exercise discretionary voting authority to vote your shares for this proposal. Your broker or other nominee may not exercise discretionary voting authority and may not vote your shares with respect to the other proposals unless you provide your broker or other nominee with voting instructions. This is known as a “broker non-vote.”

Abstentions and broker non-votes will have no effect on the outcome of the vote for Proposals 1, 2, 3, 5 or 6. Abstentions and broker non-votes will have the same effect as an “against” vote with respect to Proposal 4. Abstentions and broker non-votes will, however, be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

Can I change my vote after I have voted?
If you vote your shares by proxy, you may revoke your proxy at any time before its exercise by re-voting over the Internet, submitting a subsequently dated proxy card, delivering a written revocation to our Corporate Secretary at our principal offices in Burlington, Massachusetts, or voting in person at the annual meeting. If you submit multiple proxies, the last proxy received by us will be the proxy used for purposes of the annual meeting. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.
Please note, however, that if your shares are held in street name and you wish to revoke a proxy, you must contact that broker or other nominee to revoke any prior voting instructions.
What is the quorum requirement for the annual meeting?
The holders of a majority of the shares of our issued and outstanding common stock entitled to vote at the annual meeting present in person or represented by a proxy constitute a quorum. If a quorum is not present, the annual meeting will be adjourned or postponed until a quorum is obtained.
Who will serve as the inspector of election?
Whit Rappole, Vice President of Corporate Development and Investor Relations, or such other person as duly appointed by the Corporate Secretary of the company, to whom the board has delegated such authority, will serve as the inspector of election.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and reported on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, by May 31, 2023.
Who is paying for the cost of our proxy solicitation?
We will bear all costs for our solicitation of proxies. Our directors, officers and certain of our employees may solicit proxies by mail, telephone, email, facsimile or personally without additional compensation. We are requesting that brokers and other nominees forward printed copies of the proxy materials to stockholders for whom they hold shares. We will reimburse these entities for their reasonable out-of-pocket distribution expenses.
Where can I direct any questions regarding the solicitation of proxies?
Please direct any questions regarding the solicitation of proxies in connection with our 2023 Annual Meeting of Stockholders to Whit Rappole, Vice President of Corporate Development and Investor Relations, 75 Blue Sky Drive, Burlington, MA 01803. Please call (978) 275-2032 or email ir@avid.com.
What is the deadline to propose actions for consideration at the 2024 Annual Meeting of Stockholders?
In order for a stockholder proposal to be eligible to be included in our proxy statement and proxy card for the 2024 Annual Meeting of Stockholders, the proposal must be submitted to our Corporate Secretary at our principal offices in Burlington, Massachusetts, on or before December 29, 2023, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").
Under the advance notice provisions in our Amended and Restated By-Laws, stockholders are required to provide notice to our Corporate Secretary at our principal offices in Burlington, Massachusetts, of the nomination of directors or to introduce an item of business at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of our prior annual meeting. However, if our annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year's annual meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. For further information about our director nomination process, please see "Director Nomination Process" below.
In addition to satisfying the foregoing requirements under our Amended and Restated By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2023:

THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:
www.proxyvote.com

PROPOSAL 1 - ELECTION OF DIRECTORS
Proposal Summary

The first proposal for consideration at our annual meeting is the election of the nine director nominees named in this proxy statement; all nine of our directors will stand for re-election for a one-year term to expire at our 2024 annual meeting of stockholders.

Director Nominees. Our board of directors has, upon the recommendation of our nominating and governance committee, nominated Dr. Elizabeth Daley, Mses. Paula Boggs and Nancy Hawthorne, and Messrs. Christian Asmar, Robert Bakish, Jeffrey Rosica, Daniel Silvers, John Wallace, and Peter Westley for re-election as directors at our annual meeting. Information about each director nominee is provided below. If elected, each director nominee for will serve as a director until our 2024 annual meeting of stockholders and their successor is duly elected and qualified, or until their earlier death, resignation or removal. Each director nominee has indicated their willingness to serve if elected, but if any of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by our board of directors.
You can vote “for” or “against” a nominee, or you may “abstain” from voting with respect to a nominee; however, an abstention will not count as a vote cast in the election.
Board Recommendation
Our board of directors recommends that our stockholders vote FOR the election of Dr. Daley, Mses. Boggs and Hawthorne and Messrs. Asmar, Bakish, Rosica, Silvers, Wallace and Westley.

Nominees for Directors for a One-Year Term That Will Expire at Our 2024 Annual Meeting
Set forth below is information regarding each director nominee, including their age as of March 1, 2023 and information about their specific experience, qualifications, attributes or skills that led the board to conclude that they should serve as a director of Avid.

Christian A. Asmar, 40, became a director in 2019 pursuant to an October 2019 support agreement with Impactive Capital LP. Mr. Asmar is co-founder and Managing Partner of Impactive Capital LLC, general partner of Impactive Capital LP, one of our largest stockholders.  Impactive Capital LP is an investment manager with $3 billion in total assets under management as of March 30, 2023, and manages capital for some of the largest pension, endowment and foundations globally. Prior to founding Impactive Capital in 2018, Mr. Asmar spent eight years at Blue Harbour Group, an investment management company, as a Managing Director and Investing Partner.  Prior to joining Blue Harbour, Mr. Asmar was a founding team member of Morgan Stanley Infrastructure Partners. Prior to his tenure at Morgan Stanley Infrastructure Partners, he worked in the Investment Banking division at Morgan Stanley.  Mr. Asmar is a member of New America Alliance, and graduated magna cum laude from Princeton University with a B.S.E. in Operations Research & Financial Engineering and minors in Finance, Engineering & Management Systems and Robotics & Intelligent Systems. We believe Mr. Asmar's extensive experience in capital allocation and investments as well as his perspective as a major investor in the company make him well-qualified to serve as a member of our board of directors and as a member of our nominating and governance committee and finance committee.

Robert M. Bakish, 59, became a director in October 2009. Mr. Bakish is currently the President and Chief Executive Officer of Paramount Global, formerly ViacomCBS, a mass media conglomerate. Prior to the recombination of Viacom and CBS, he was the President and Chief Executive Officer of Viacom, Inc. since December 2016; prior to that, he was Acting President and CEO of Viacom Inc. from November 2016 to December 2016; and prior to that, he was President and CEO of Viacom International Media Networks, a division of Viacom Inc., since January 2007. From July 2004 to January 2007, Mr. Bakish was Executive Vice President, Operations, of Viacom Enterprises, a subsidiary of Viacom. Prior to that, he served as MTV Networks’ Executive Vice President and Chief Operating Officer, Advertising Sales and was chairman of the Cable Television Advertising Bureau. Previously, Mr. Bakish was a partner with Booz Allen & Hamilton in its Media and Entertainment practice. Mr. Bakish's extensive experience at Viacom gives him unique insights into the broadcast industry and international markets. He brings a strong commercial perspective and voice of the customer to Avid's board. This has been very valuable as Avid is implementing its long-term transformational strategy to adapt to the rapidly changing media industry. The board also values his expertise in strategic planning and business development as well in his role, since 2011, as the chair of our compensation committee and as a member of our finance committee.

Paula E. Boggs, 63, became a director in July 2015. Ms. Boggs is the founder and owner of Boggs Media, LLC, which manages Ms. Boggs' musical, public speaking, and other creative business endeavors.  A former executive at the Starbucks Coffee Company, she led the global law department of Starbucks from 2002 to 2012 and was Corporate Secretary of the Starbucks Foundation. Prior to that, Ms. Boggs was a Vice President of Legal for products, operations and information technology at Dell Computer Corporation from 1997 to 2002 and also held the role of Senior Deputy General Counsel starting in June 1997. Before joining Dell, Ms. Boggs was a partner with the law firm of Preston Gates & Ellis LLP from 1995 to 1997. Ms. Boggs also serves as a member of the board of directors of the Seattle Symphony board executive committee, is a voting member and Pacific Northwest Chapter Governor of the Recording Academy, and serves on the Newport Festivals Foundation board, overseeing both the Newport Jazz Festival and Newport Folk Festival. She was previously on the board of Fender; a member of the Board of Premera Blue Cross and chair of its compensation and investments committees; a member of the Nominating/Trusteeship, Audit/Compliance and Executive Committees of Johns Hopkins University’s board of trustees; a member of the Executive Committee of KEXP Radio, an affiliate of National Public Radio and the University of Washington; a member of the audit committee for School of Rock LLC; a member of the American Bar Association board of governors, chairing its investments committee; a member of the President's Committee for the Arts and the Humanities from 2013 through 2017; a member of the White House Council for Community Solutions from 2010 to 2012; a member of the audit and nominating committee of the American Red Cross; and a member of the board of Sterling Financial Inc. The board believes Ms. Boggs' extensive governance and Fortune 500 experience with high-growth companies is important as our company focuses on governance, internal controls and operational success. Ms. Boggs also brings important insights into the media sector as a result of her accomplished music career, as a Pacific Northwest Chapter governor and voting member of the Recording Academy and as a Seattle Symphony board member. We also benefit from the 18 years she served as a Johns Hopkins University

Trustee where she chaired the audit committee.  Her combination of governance expertise, media sector insights and audit committee experience makes her particularly valuable as a member of our audit committee and as chair of our nominating and governance committee.

Elizabeth M. Daley, 80, became a director in February 2005. Dr. Daley has been Dean of the School of Cinematic Arts at the University of Southern California since 1991. Dr. Daley has extensive management and leadership experience, which includes her over 30 years of experience as Dean of the University of Southern California School of Cinematic Arts, one of the most prestigious and influential film schools in the world. Dr. Daley is embedded into the media and production sectors and brings to our board truly unique insights into the film industry, our education market, the future of digital media, emerging trends in digital media and the needs of our customers. Dr. Daley is a member of the Motion Picture Academy and the Directors Guild and is one of the most widely recognized and respected women in our industry. She has been honored by American Women in Radio and Television and received the Women in Film Business Leadership Award, acknowledging extraordinary contributions by women behind the camera. Dr. Daley is an active and engaged board member, who makes frequent and valuable contributions to board discussions and decisions, which we believe makes her well-qualified to serve as a member of our board of directors and of our compensation committee and nominating and governance committee.

Nancy Hawthorne, 71, became a director in October 1997 and was chair of our board from March to May 2018. Ms. Hawthorne also served as our lead independent director from January 2008 to December 2011 and assumed that role again from October 2014 to March 2018. Ms. Hawthorne served as a Partner of Hawthorne Financial Advisors, a financial advisory and investment firm, beginning in June 2014, and continues at present as a private investor. Previously, Ms. Hawthorne served as Chair and Chief Executive Officer of Clerestory, LLC; as Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management; and as Executive Vice President and Chief Financial Officer and Treasurer of Continental Cablevision. Ms. Hawthorne also serves as a trustee and as a member of the audit committee and nominating and governance committee of Brighthouse Funds Trusts; as chair of the board, and as member of the audit committee and nominating and governance committee of First Eagle Private Credit Fund and First Eagle Global Opportunities Fund. As a former senior executive at Continental Cablevision and MediaOne, Ms. Hawthorne brings deep industry expertise to Avid's board, especially on the distribution side of the value chain and in her experience with subscription and recurring revenue business models. Ms. Hawthorne’s financial management and outside board experience enhance her contributions to our board. She also brings a broad understanding of corporate governance and risk management to the board, which helps our board understand and focus on critical issues in these areas. Additionally, her financial expertise and experience qualify her as an audit committee financial expert. We believe that Ms. Hawthorne brings valuable insight in her role as the chair of our audit committee and as a member of our finance committee, and is well-qualified to serve in those roles and as a member of our board of directors. Ms. Hawthorne also offers a unique perspective to our board, having served as our interim CEO from July to December 2007.

Jeff Rosica, 61, was appointed Chief Executive Officer (CEO) and President in February 2018 and was appointed to our board in March 2018. Prior to being appointed our CEO and President, Mr. Rosica served as our President. He joined our company as Senior Vice President of Worldwide Field Operations in January 2013. In January 2016, Mr. Rosica was appointed Senior Vice President, Chief Sales and Marketing Officer and, in December 2016, was appointed President. From early 2002 until joining us, Mr. Rosica served in various capacities with Grass Valley, LLC, a broadcast equipment supplier, most recently as Executive Vice President, Chief Sales and Marketing Officer. Prior to that, Mr. Rosica was Vice President and General Manager of Phillips Broadcast from 1996. Mr. Rosica also has served on the Boston Arts Academy Foundation board since 2019 and as elected board chair since June 2021. In his role as CEO and President of the company, Mr. Rosica brings a unique perspective to the board.

Daniel B. Silvers, 46, became a director in March 2018 pursuant to a February 2018 standstill agreement with Cove Street Capital, LLC.  Mr. Silvers is the Founder and has been the Managing Member of Matthews Lane Capital Partners LLC, an investment firm, since June 2015.  He also served as Executive Vice President and Chief Strategy Officer of Inspired Entertainment, Inc., a leading B2B provider of gaming content, technology, hardware, and services, from December 2016 through January 2023 where he was a member of the Office of the Executive Chairman. He also served as Chief Executive Officer and a Director of Leisure Acquisition Corp., a special purpose acquisition company, from September 2017 through June 2021, and is the former President of SpringOwl Asset Management LLC, an investment management firm, a position he held from March 2009 to June 2015 (including predecessor entities). From April 2009 to October 2010, Mr. Silvers also served as President of Western Liberty Bancorp, an acquisition-oriented holding company that acquired and recapitalized a community bank in Las Vegas, Nevada. Mr. Silvers joined a predecessor of SpringOwl from Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. At Fortress, Mr. Silvers’ primary focus was to originate and oversee due diligence on and asset management for real estate and gaming investments in Fortress’ Drawbridge

Special Opportunities Fund. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co., Inc.  Mr. Silvers previously served on the board of directors of International Game Technology, bwin.party digital entertainment plc, Universal Health Services, Inc., Forestar Group, Inc., PICO Holdings, Inc., Ashford Hospitality Prime, Inc. and India Hospitality Corp. Mr. Silvers holds a B.S. in Economics, as well as an M.B.A with a concentration in Finance, from The Wharton School of the University of Pennsylvania. We believe Mr. Silvers is well-qualified to serve as a member of our board of directors and as a member of our audit, compensation and finance committees due to his extensive experience in corporate finance, capital allocation, capital markets and public company governance. Additionally, his financial expertise and experience qualify him as an audit committee financial expert.

John P. Wallace, 57, became a director in May 2017 and was appointed chair of our board in May 2022. Mr. Wallace retired as the President and CEO of Deluxe Entertainment Services Group, Inc., a global provider of digital services and technology solutions for content creation and delivery, after serving in this position from 2015 to December 2019. Prior to joining Deluxe, Mr. Wallace worked from 1988 to 2015 at NBCUniversal, Inc. in several capacities, including as the President of Operations and Technical Services for NBCUniversal and as President of the Television Stations Division. Mr. Wallace also serves as a non-executive director at Linius Technologies Limited. Mr. Wallace remains active in the media and entertainment space, consulting in the media technology sector. Mr. Wallace is an accomplished senior media executive with a 30-plus year track record of successful strategic and tactical operations leadership, making him well-suited to serve as the chair of our finance committee and as a member of our audit and compensation committees. Additionally, his financial expertise and experience qualify him as an audit committee financial expert.

Peter M. Westley, 59, became a director in January 2016 and was chair of our board from May 2018 until May 2022. Mr. Westley is the Chief Financial Officer of CuriosityStream Inc., a media company and subscription video streaming service. Mr. Westley was a managing partner at Blum Capital Partners, L.P., a public and private equity investment firm until March 2022. Mr. Westley was a managing partner at Blum Capital Partners from 2012 until March 2022 and has 30 years of experience in financial services working with media and technology companies. His prior experience includes serving as a managing director in the Technology and Media Groups at Salomon Smith Barney, partner and head of the media and Internet investment banking at ThinkEquity Partners, LLC, and managing director and head of media and Internet banking at North Point Advisors. Within the past five years, he was also a member of the board of Tideline Marine Group and a board observer at CuriosityStream Inc. Our board benefits from Mr. Westley's 30 years of experience in financial services working with media and technology companies. Further, he brings financial expertise, industry knowledge and leadership experience that the board believes adds new perspective to the board and amplifies the company's capability to provide greater value to stockholders. His experience and background qualify him as an audit committee financial expert and he currently serves as a valued member of our audit and finance committees.
DIRECTOR COMPENSATION
Our company uses a combination of cash and equity-based compensation to attract and retain individuals to serve on our board. We only compensate non-employee directors for their service on our board. A non-employee director is a member of our board who is not:
•an employee of our company or any subsidiary of our company; or
•a significant stockholder, meaning the beneficial owner of 10% or more of our outstanding common stock.
In developing our director compensation program, we considered market data from a peer group of companies identical to those used to benchmark executive compensation. After review and consultation with our compensation consultant, on August 4, 2022 we changed our approach to director compensation by combining compensation for service on a committee with a single retainer for Board membership, while maintaining additional retentions for serving as chair of the board of directors and of individual committees. We believe this approach better aligns our compensation practices with the governance needs of the company and with relevant market practice.
During 2022, Mr. Rosica did not receive any compensation for his service on our board.
For the period from January 1, 2022 through August 3, 2022, our board’s non-employee directors were compensated in accordance with the retentions set forth below:

	Chair Retainer	Other Members Retainer

Board of Directors	$100,000	$50,000
Audit Committee	$26,000	$12,000
Compensation Committee	$18,750	$9,000
Nominating and Governance Committee	$12,500	$5,250
Finance Committee	$18,750	$9,000

For the period from August 4, 2022 through December 31, 2022, our board’s non-employee directors were compensated in accordance with the retentions set forth below:

Retainer

Board of Directors - Member	$68,500
Board of Directors - Chair	$50,000
Audit Committee - Chair	$14,000
Compensation Committee - Chair	$9,750
Nominating and Governance Committee - Chair	$9,750
Finance Committee - Chair	$9,750

In addition to the cash compensation described above, non-employee directors are entitled to receive equity compensation. Our board reviews equity compensation for non-employee directors periodically.
Under our 2014 Stock Incentive Plan, we may grant options, stock appreciation rights (SARs), restricted stock, restricted stock units, or a combination of these awards upon an non-employee director’s initial election to our board of directors and annually for their continued service on the board. The 2014 Stock Incentive Plan limits the “expected value” of these awards to a dollar amount determined by our compensation consultant based on a review of compensation paid by peer companies; this dollar amount for any award may not exceed $230,000 as of the date of grant. The expected value of an option or stock appreciation right is the value of the award on the date of grant, as determined by our board of directors using a reasonable valuation method. The expected value for restricted stock and restricted stock units is the fair market value of our common stock covered by the award on the date of grant.
Restricted stock and restricted stock units granted to non-employee directors may not vest before the earlier of the next annual meeting of stockholders or the first anniversary of the date of grant, except in extraordinary circumstances (including a director’s death or disability, a director’s attainment of mandatory retirement age or retirement following at least seven years of service, certain corporate transactions, and other nonrecurring significant events that affect us, a director, or the 2014 Stock Incentive Plan).

For 2022, each non-employee director received a grant of restricted stock units with a grant date fair value of approximately $150,000 on May 18, 2022, consisting of 6,242 restricted stock units, which vest upon the earlier of the date of our 2023 annual meeting of stockholders or May 18, 2023.

Director Compensation Table for 2022
The following table sets forth a summary of the compensation we paid to our non-employee directors for service on our board in 2022.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Unit Awards(2)	Total
Christian A. Asmar	$66,119.88	$149,932.84	$216,052.72
Robert M. Bakish	$78,114.22	$149,932.84	$228,047.06
Paula E. Boggs	$76,186.62	$149,932.84	$226,119.46
Elizabeth M. Daley	$66,558.00	$149,932.84	$216,490.84
Nancy Hawthorne	$82,277.66	$149,932.84	$232,210.50
Michelle Munson(3)	$25,942.88	$—	$25,942.88
Daniel B. Silvers	$69,462.32	$149,932.84	$219,395.16
John P. Wallace	$110,321.31	$149,932.84	$260,254.15
Peter M. Westley	$90,534.81	$149,932.84	$240,467.65
(1)    Cash amounts included in the table above represent the portion of the annual board/committee member fees and board/committee chair fees earned during 2022.
(2)    The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, of restricted stock unit awards granted to each of our non-employee directors in 2022. As of December 31, 2022, the non-employee directors held the following unvested restricted stock units: Mr. Asmar: 6,242; Mr. Bakish: 6,242; Ms. Boggs: 6,242; Dr. Daley: 6,242; Ms. Hawthorne: 6,242; Mr. Silvers: 6,242; Mr. Wallace: 6,242; and Mr. Westley: 6,242. Please see Note L, “Capital Stock” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding the assumptions and methodologies used to value these restricted stock units.
(3)    Ms. Munson elected not to stand for re-election and ceased serving as a director effective May 18, 2022.
Stock Ownership Guidelines for Non-Employee Directors
Our board has adopted stock ownership guidelines for non-employee directors that are intended to further align the interests of our non-employee directors with those of our stockholders. Under the guidelines in effect in 2022, our non-employee directors were expected to hold shares of common stock equal in value to a multiple of six times the cash retainer paid to the director in respect of such director's board membership, excluding any cash retainer paid for committee chair service. For purposes of these guidelines, stock ownership includes:
•stock owned outright, including stock owned jointly with a spouse or separately by a spouse and/or children;
•shares held in a trust for the economic benefit of the non-employee director or their spouse or children;
•shares owned by a partnership, limited liability company or other entity to the extent of the director's interest therein (or the interest therein of their immediate family members residing in the same household);
•restricted stock and restricted stock units; and
•shares underlying fully-vested options.
All of our non-employee directors have met our stock ownership guidelines. See the section of this proxy statement entitled "Beneficial Ownership Information - Security Ownership of Certain Beneficial Owners and Management" for more detailed information on the beneficial ownership of our directors.

EXECUTIVE OFFICERS
Our executive officers are elected annually by the board and serve at the discretion of the board. Our current executive officers and their ages as of March 1, 2023 are as follows:

Executive Officer	Age	Position(s) with our company
Jeff Rosica	61	Chief Executive Officer and President
Kenneth L. Gayron	53	Chief Financial Officer and Executive Vice President
Tom Cordiner	53	Chief Revenue Officer and Senior Vice President
Timothy Claman	56	General Manager of Video, Post & Storage Solutions and Senior Vice President
Kevin W. Riley	52	Chief Technology Officer and Senior Vice President
David Toomey	50	General Manager of Audio & Music Solutions and Senior Vice President
Mariesa Victoria	37	Chief Accounting Officer and Vice President

Jeff Rosica is our Chief Executive Officer and President. Please see “Nominees for Directors for a One-Year Term That Will Expire at our 2023 Annual Meeting” above for Mr. Rosica's biography.

Kenneth L. Gayron joined our company as Chief Financial Officer and Executive Vice President in May 2018. Prior to joining Avid, Mr. Gayron served as CFO and interim CEO for Numerex Corporation, a leading provider of managed enterprise software solutions enabling the Internet of Things, from March 2016 to February 2018. Prior to his tenure with Numerex, Mr. Gayron served as CFO of Osmotica Pharmaceutical Corp., a global medical technology company, from October 2013 to February 2016.  Prior to Osmotica, Mr. Gayron acted as Vice President of Finance and Treasurer for Sensus, Inc., a global smart grid communications and technology company, from February 2011 until September 2013.  From April 2009 until January 2011, Mr. Gayron served as Treasurer of Nuance Communications, a software/services company.  From 1992 until 2009, Mr. Gayron held positions of increasing responsibility with investment banks, including UBS, Bank of America and CIBC.

Tom Cordiner has served as our Chief Revenue Officer and Senior Vice President since March 2019, prior to which he served as our Senior Vice President of Global Sales since December 2016. Prior to that, Mr. Cordiner served as our Vice President of International Sales from January 2013 to December 2016. Mr. Cordiner originally joined Avid as our Vice President of Sales for the EMEA region in January 2012. Before joining Avid, Mr. Cordiner was Vice President, Sales and Business Development at Technicolor, responsible for the international markets in the broadcast, media and telecoms sectors.

Timothy Claman has served as our General Manager of Video & Media Solutions and Senior Vice President since the merger of our Video, Post & Storage Solutions and Media Platform & Cloud Solutions businesses in May 2, 2022, and was General Manager of Video, Post & Storage Solutions since October 2020. Prior to that, he served as our Chief Technology Officer and Vice President from May 2018 to October 2020 and our Vice President, Platform and Solutions from February 2016 to May 2018. Before rejoining Avid in 2016, Mr. Claman was CTO at Snell Advanced Media and Quantel. Mr. Claman began his initial tenure at Avid as Senior Product Manager for Pro Tools, designing many of the features that led to the 2004 Academy Award for Pro Tools. Before working in post-production, Mr. Claman was a professional recording engineer and musician in Los Angeles.

Kevin W. Riley has served as our Chief Technology Officer and Senior Vice President since November 2020. Prior to joining Avid, he served as Chief Technology Officer and Executive Vice President of Advanced R&D at Ribbon Communications, a telecommunications software and solution service provider from October 2017 to November 2020 and as Chief Technology Officer at Sonus Networks from May 2011 to October 2017.

David Toomey has served as our General Manager of Audio and Music Solutions and Senior Vice President since September, 2022. Prior to joining Avid, Mr. Toomey served as Practice Director of Media and Entertainment and

Telco Markets, at Adobe Inc., a software company, from June 2018 until September 2022. Prior to June of 2018 Mr. Toomey was serving as Director of Strategy at Adobe Commerce.

Mariesa Victoria has served as our Chief Accounting Officer and Vice President since July 2022. Prior to joining Avid, Ms. Victoria served as Senior Director of Accounting at Tripadvisor, Inc., a travel information and services company, from August 2017 until July 2022, and as Director of Accounting at EnerNOC from May 2015 until August 2017.
GOVERNANCE OF THE COMPANY
We are committed to ensuring high standards of corporate governance. Some examples of this commitment are set forth below:
•Our board currently consists of nine members, eight of whom are independent directors within the meaning of Nasdaq's listing standards.
•All members of our board’s Audit, Compensation, and Nominating & Governance committees are independent directors.
•We have corporate governance guidelines that are published on the investor relations section of our website at http://ir.avid.com which, among other things, lay out the responsibilities and qualification standards for directors, the criteria for director nominations, the board meeting process, our directors’ access to officers and employees and independent advisers, and the duties of our chair.
•Our corporate governance guidelines also require our directors to (i) limit the number of other public company boards on which they serve so that they are able to devote adequate time to their duties to the company, and (ii) submit their conditional resignation should there be any change to their current employment and the board will consider whether to accept the resignation.
•Our corporate governance guidelines further require that any nominee for director who does not receive a majority vote in an uncontested election must promptly tender their resignation to the board, which will consider whether to accept the resignation.
•We have stock ownership guidelines for our CEO, our other executive officers and our non-employee directors that are described in this proxy statement under “Stock Ownership Guidelines” and “Director Compensation - Stock Ownership Guidelines for Non-Employee Directors.”
•Our independent directors regularly meet without management present.
•Independent directors approve executive officer compensation.
•The nominating and governance committee, which is comprised solely of independent directors, recommends director nominations and the board of directors approves such nominations.
•Our audit committee reviews and approves all related-party transactions.
•We have a Code of Conduct which is distributed annually to our employees.
•Waivers of our Code of Conduct for our executive officers or directors must be approved by our board of directors and disclosed publicly. No waivers were approved during 2022.
In addition to our commitment to good governance, environmental and social considerations are integral to our business across the globe. We view effective management of environmental and social matters as fundamental to our long-term success. We are making continuous progress in these efforts and have an employee-driven corporate social responsibility initiative to supplement these efforts. We published our first sustainability report ("ESG Report") in April 2022 and have engaged a third-party consultant to conduct an environmental and social impact materiality assessment to enable our board of directors to exert effective oversight of Avid’s work to mitigate environmental and social risks related to operations and, in doing so, to eliminate or minimize the risks to the company and its shareholders.
Throughout 2022, in addition to the regularly held quarterly board meetings, our directors engaged frequently with the company's executive management to provide thorough risk oversight and guidance during the ongoing COVID-19 pandemic, including subsequent variants, and resulting economic and market volatility. Our directors met with the executive team numerous times to ensure that the company was addressing actual challenges presented and adequately preparing for actual and potential risks.
In addition to our governance efforts discussed herein, our company ESG Report is available on the investor relations section of our website at http://ir.avid.com. The ESG Report is not incorporated by reference in this proxy statement.
Board Diversity
Our board has diverse representation and has self-identified as detailed below:

Board Diversity Matrix (as of filing date)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	3	5	—	1
Part II: Demographic Background
Black or African American	1
Hispanic, Latinx or Spanish Origin	1
LGBTQ+	1
Corporate Governance Guidelines
The board has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interest of our stockholders, and a company Code of Conduct that applies to all of our employees, officers and directors. Our corporate governance guidelines address, among other things, the responsibilities and qualification standards for directors (including a policy for holdover directors), the criteria for director nominations, the board meeting process, our directors’ access to officers and employees and independent advisers, and the duties of our chair. Our corporate governance guidelines can be accessed from the corporate governance page in the investor relations section of our website at http://ir.avid.com.
Board Leadership Structure
The board oversees our chief executive officer and other senior management in the competent and ethical operation of the company and assures that the long-term interests of the stockholders are being served.
The board periodically reviews its leadership structure to determine whether the roles of chair and chief executive officer should be separated or combined, based on its judgment as to the structure that best serves the interests of our company and our stockholders. The board believes that the current separation of the chair and chief executive officer roles allows Mr. Rosica to focus his time and energy on operating and managing the company. Our board continues to evaluate our leadership structure and may make appropriate changes in the future.
The chair of the board presides over meetings of the board and serves as a liaison between the directors and management.
Risk Oversight
The Board's Role
The management of risk is an integral part of board deliberations throughout the year. Management is responsible for the day-to-day management of risks our company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. A fundamental part of risk oversight is to understand the risks that we face, the steps management is taking to manage those risks and to assess our appetite for risk. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. The board believes that full and open communication between management and the board are essential for effective risk management and oversight. The board and its committees receive regular presentations from senior management on strategic matters involving our operations and areas of material risk to our company, including operational, financial, legal, regulatory and strategic risks, among others. The board and its committees also discuss with management strategies, financial performance, legal developments, key challenges and risks and opportunities for our company. The involvement of the board in the oversight of our strategic planning process is a key part of the board's assessment of the risks inherent in our corporate strategy. Our management uses an enterprise risk management process to identify and assess, and, to the extent practicable, manage and mitigate material risks to our company.
While the board oversees the risk management process, our board’s committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee focuses on financial risk, including the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee manages risks associated with corporate governance and board organization, membership and structure.
Compensation Risk Assessment
At the compensation committee’s direction, our Chief Human Resources Officer and other members of the human resources and legal departments, as well as our independent executive compensation consultant, Pearl Meyer & Partners ("Pearl Meyer"), assisted in a risk assessment of our compensation programs for 2022, including our executive compensation programs. Based on this assessment, we believe that our compensation programs’ design promotes the creation of long-term value and discourages behavior that leads to excessive risk. The compensation committee reviewed and discussed the assessment, and the compensation committee concurred with management’s assessment, that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.
Director Independence
Eight of the nine current members of our board are “independent directors," as such term is defined in Nasdaq's listing standards, and all of the board’s committees are composed entirely of independent directors. There are no family relationships among any of our directors and executive officers. The board determined that the following directors are independent, according to the above definition: Messrs. Asmar, Bakish, Silvers, Wallace and Westley, Dr. Daley and Mses. Boggs and Hawthorne. In addition, the Board determined that Ms. Munson, who ceased serving as a director in May 2022, was independent. In reaching its determination as to the independence of Messrs. Asmar, Silvers and Westley, the board considered each director's current or past relationship with current or recent significant stockholders of the company, Impactive Capital, LLC, Cove Street Capital, LLC and Blum Capital Partners, L.P., respectively. As CEO, Mr. Rosica is not an independent director.
In addition, after having considered relevant factors, the board has determined that the audit committee is composed entirely of independent directors, as such term is defined in Rule 10A-3 under the Exchange Act, as no member of the audit committee accepts directly or indirectly any consulting, advisory or other compensatory fee from the company other than their director compensation, or otherwise has an affiliate relationship with the company. Also, each of the members of the compensation committee qualifies as independent under Nasdaq standards and Rule 10C-1 under the Exchange Act. Under these standards, the board considered that none of the members of the compensation committee accepts directly or indirectly any consulting, advisory or other compensatory fee from the company other than their director compensation, and that none of the committee members has any affiliate relationship with the company or other relationships that would impair the director’s judgment as a member of the compensation committee.

Board Meetings
Our board met ten times and acted by written consent six times in 2022. The non-management directors, all of whom are independent, met regularly in executive sessions at the conclusion of regularly scheduled board meetings and at such other board and committee meetings as desired by the independent directors. During 2022, with the exception of Ms. Munson, each of our directors attended at least 75 percent of the total number of meetings of the board of directors and all committees of the board of directors on which they served.
While we encourage our directors to attend our annual meetings of stockholders, we do not have a policy requiring their attendance. All of our current directors attended our 2022 annual meeting of stockholders.
Board Committees
Our board has a standing audit committee, compensation committee, nominating and governance committee and finance committee. Each committee operates under a charter that has been approved by our board. Each committee reviews its charter periodically and recommends any proposed revisions to our board for approval. The charters of the audit committee, the compensation committee and the nominating and governance committee can be accessed from the corporate governance page in the investor relations section of our website at http://ir.avid.com. Members of each committee are generally appointed by our board upon recommendation from our nominating and governance committee. Committee meetings may be called by the chair of a committee or the chair of our board. Each committee is authorized to retain independent legal, accounting and other advisors, and to approve compensation for their services.
The table below provides information regarding membership of board committees as of the date of this proxy statement. Each of the committees is comprised solely of independent directors, as defined by Nasdaq listing standards.

Independent Director	Audit	Compensation	Nominating and Governance	Finance (formerly "Strategy")
Christian A. Asmar			x	x
Robert M. Bakish		Chair		x
Paula E. Boggs	x		Chair
Elizabeth M. Daley		x	x
Nancy Hawthorne	Chair			x
Daniel B. Silvers	x	x		x
John P. Wallace	x	x		Chair
Peter M. Westley	x			x
Audit Committee
Our board has determined that each of Ms. Hawthorne and Messrs. Silvers, Wallace, and Westley qualify as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. In addition, our board has determined that all of the members of our audit committee meet the additional independence criteria required for audit committee membership under Rule 10A-3 under the Exchange Act.
The audit committee’s responsibilities include:
•appointing, as well as approving the compensation and assessing the independence of, our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made to the audit committee by the independent registered public accounting firm;
•overseeing the work of our internal audit function, including approving the internal audit annual plan submitted by our internal auditors;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing, approving and ratifying related-person transactions;

•monitoring our internal control over financial reporting, disclosure controls and procedures, and Code of Conduct;
•meeting independently with our internal auditing staff, our independent registered public accounting firm and management;
•reviewing the directors and officers liability insurance and other related insurance policies;
•reviewing the annual enterprise risk assessment;
•reviewing cybersecurity matters and related disclosures; and
•reviewing environmental, social and governance ("ESG") matters.
Our audit committee met four times and did not act by written consent in 2022.
Compensation Committee
Our compensation committee oversees the design and development of our executive compensation program and determines CEO compensation consistent with the overall objectives of the program, as described below. The compensation committee also approves compensation for our executive officers other than the CEO. In addition, all members of the compensation committee are independent directors under Rule 10C-1 under the Exchange Act.
The compensation committee’s responsibilities include:
•administering our executive officer compensation and bonus programs;
•determining the CEO’s compensation;
•approving compensation for other executive officers;
•administering our equity incentive plans and other long-term incentive plans;
•annually reviewing and approving an appropriate peer group against which executive compensation is compared;
•annually reviewing and approving corporate financial performance goals and individual performance goals relevant to the compensation of our executive officers;
•reviewing and discussing the Compensation Discussion and Analysis in this proxy statement and recommending it for board approval;
•evaluating compensation policies and practices in relation to risk management;
•reviewing and overseeing matters related to ERISA and the Company's 401(k) plan administration;
•evaluating whether ESG goals and milestones are effectively integrated into incentive compensation plans; and
•reviewing and making recommendations to our board with respect to director compensation.
Our compensation committee met four times and acted by written consent three times in 2022.
Compensation Committee Interlocks and Insider Participation. No member of the compensation committee is, or has ever been, an officer or employee of the company. Furthermore, during 2022, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our compensation committee or board.
For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation - Compensation Discussion and Analysis” below.
Nominating and Governance Committee
The nominating and governance committee’s responsibilities include:
•identifying individuals qualified to become members of our board;
•recommending to our board persons to be nominated for election as directors and to each of the committees of our board;

•developing and recommending to our board corporate governance principles; and
•overseeing an evaluation of our board.
Our nominating and governance committee met four times and did not act by written consent in 2022.
Finance Committee (formerly "Strategy Committee")
The finance committee’s responsibilities include reviewing, evaluating and making recommendations to our board with regard to the company's financial and corporate structure, capital structure, financings, strategic profile, risk profile, mergers and acquisitions, and divestiture activities. The board on August 3, 2022 reviewed and approved the proposal to change the name of the committee from the "strategy committee" to the "finance committee" in order to re-align the committee's responsibilities. Our finance committee met seven times and did not act by written consent in 2022.
Director Nomination Process
The process followed by our nominating and governance committee to identify and evaluate director candidates consists of reviewing recommendations from members of our board, search firms that we engage from time to time, and others (including stockholders) and evaluating biographical and background information relating to potential candidates.
In considering whether to recommend a particular candidate for inclusion on our board’s slate of recommended director nominees, including existing directors, our nominating and governance committee considers the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience and commitment to participate as a director, as well as the diversity of our board and conflicts of interest that would impair the candidate’s ability to act in the interests of all stockholders. Our nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for all prospective nominees. Our corporate governance guidelines also provide that the nominating and governance committee will review with the board the requisite skills and criteria for new board members as well as the composition of the board as a whole, including the consideration of diversity, age, skills, experience, geographic representation, gender, race and national origin, and other experience in the context of the needs of the board. Our nominating and governance committee treats diversity as one of the criteria to be considered by the committee but has not adopted any formal or informal diversity policy with regard to director nomination. Our nominating and governance committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities. Our nominating and governance committee monitors the qualification, composition and diversity of our board through the board evaluation process.
Our Amended and Restated By-Laws require stockholders to provide notice to Avid of the nomination of directors not less than 90 days nor more than 120 days prior to the anniversary date of our prior year's annual meeting. However, if our annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. If the annual meeting concludes as scheduled on May 25, 2023, notice of any nomination of directors for election at the 2024 annual meeting of stockholders must be received no earlier than January 25, 2024 and no later than February 24, 2024.
Our Amended and Restated By-Laws require a stockholder proposing a director nomination to accompany the request with certain additional information concerning the stockholder and the nominee(s) proposed, including, among other things, (i) biographical and stock ownership information (including derivative and hedging interests as to our common stock) of the proponent stockholder and the nominee(s) (and certain affiliates or associates of each of the proponent stockholder and the nominee(s)), (ii) arrangements and understandings (including financial arrangements and compensation) between the proponent stockholder (and certain affiliates or associates of the proponent stockholder) and any other person, including the nominee(s), with respect to our common stock, and (iii) any other information relating to the proponent stockholder or the nominee(s) that would be required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act.
Stockholders may recommend an individual to our nominating and governance committee for consideration as a potential director candidate by submitting the individual’s name, together with the information referred to above, to the Nominating and Governance Committee, Avid Technology, Inc., c/o Corporate Secretary, 75 Blue Sky Drive, Burlington, Massachusetts 01803, or by email to Avid.Secretary@avid.com.
Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and governance committee evaluates stockholder-recommended candidates by substantially following the same process, and considering the same criteria, as it follows for candidates submitted by others. If our board decides to nominate a stockholder-recommended candidate and recommends their election, then their name will be included in our proxy materials for the next annual meeting.
Board Evaluation
Our nominating and governance committee leads the board in a periodic evaluation of the performance of the board of directors. Our corporate governance guidelines provide that the board from time to time evaluate its performance whether directly or through the use of a third-party facilitator to determine whether the board, its committees and its individual members are functioning effectively. Our board continuously monitors the needs of the company and strives to ensure that its composition reflects those needs.
For the 2022-2023 evaluation cycle, we engaged an independent, third-party evaluation facilitator and conducted full board, committee, and director peer and self-evaluations. Our third-party evaluation facilitator assisted with developing detailed, targeted questionnaires, aggregating and anonymizing the feedback from directors, reviewing the results, and providing the board with detailed data and benchmarking. All directors participated fully and thoughtfully in the evaluation process. Our board scored above evaluator-selected peers in nearly all categories.
Our nominating and governance committee reviewed and reported to our full board on the evaluation findings for the board and committees. Using the results, our board chair conducted individual meetings with directors to discuss the peer evaluation feedback. Our board has renewed its focus on specific, identified opportunities to enhance board knowledge, develop our ongoing pipeline for director candidates, implement actions to further strengthen the board’s performance, and engage with management on the achievement of the company’s long-term strategy. Our board recognizes that a robust, candid, and constructive evaluation process is an important component of maintaining the highest level of board effectiveness.
Related Person Transaction Policy
Our board has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, when the amount involved exceeds $120,000, and one of our executive officers or other officers elected by the board, directors, or 5% stockholders (or their immediate family members), whom we refer to as “related persons,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” they must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually by the audit committee.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:
•the related person’s interest in the transaction;
•the approximate dollar value of the transaction;
•the approximate dollar value of the related person’s interest in the transaction;
•whether the transaction was undertaken in the ordinary course of business;
•whether the terms of the transaction are no less favorable to our company than terms that could be reached with an unrelated third party;
•the purpose, and the potential benefits to our company, of the transaction; and

•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee may approve or ratify the transaction only if it determines that, under the circumstances, the transaction is not inconsistent with our company’s best interests. During 2022, there were no related person transactions proposed or required to be disclosed.

ESG Efforts

In addition to the governance policies and practices described above, environmental and social considerations are integral to Avid’s business across the globe. In 2022 Avid published its first ESG Report detailing our efforts to move ESG matters forward and work towards setting and meeting concrete goals. The report can be found on the investor relations section of our website at http://ir.avid.com. As part of our initial efforts, we have also created several ESG-related policies that guide how we conduct our business in ethical manners as good stewards of our resources. These policies can also be found on the above website. The ESG Report and our ESG-related policies are not incorporated by reference in this proxy statement.

We view effective management of environmental and social matters as fundamental to our long-term success. We are making continuous progress in these efforts and additionally have an employee-driven corporate social responsibility initiative to supplement these efforts. Many of our customers feel equally strongly about ESG efforts and are increasingly demanding that suppliers, such as Avid, have comprehensive ESG policies in place. We believe that dedication to ESG efforts is integral to our long-term market position.

We have taken several steps to ensure that our supply chain partners operate in an environmentally responsible manner, thereby endeavoring to minimize the impact that our operations and products, including their components, have on the environment. We have also implemented measures to ensure that our global facilities are being operated in an environmentally responsible manner and in seeking to reduce our global carbon footprint. We have instituted practices at the employee-level that are aimed at doing our part as a company to combat climate change.

For example, Avid has a range of programs in place focused on conservation, reusing and recycling. Its products are RoHS-3 compliant and its repair facility is ISO 9001/14001 certified. Avid is committed to compliance with the EU directive on Waste Electrical and Electronic Equipment (WEEE 2012/19/EU) as well as its EMS partner is EICC (Electronics Industry Citizenship Coalition) compliant. Avid has also made environmentally conscious improvements to our products, such as moving towards software as a service model, creating products that are designed to last, and making enhancements on our delivery, logistics, and packaging. Additionally, Avid’s global headquarters is housed in a LEED Gold and Energy Star certified building. In 2020, the company consolidated its labs at its headquarters and installed LED lighting and energy-efficient cooling units that which has reduced consumption by 30 percent.

Additionally, we believe our company culture is critical to our success. Our values of Inclusivity, Passion, Trust and Empowerment are instrumental elements in our talent acquisition strategy and in recognizing people and teams that exemplify them. Diversity, equity and inclusion (DEI) is a fundamental element of our human capital strategy and a method of increasing shareholder value, so we actively focus and measure diverse recruitment, pay parity, and representation. We recognize that DEI is an ongoing journey and reassess our strategies as the world shifts and changes.

Our Audit Committee is primarily responsible for overseeing our ESG-related risks and activities, and its charter reflects the Committee's role overseeing ESG matters and progress.

We believe that social responsibility extends beyond our employees. Through the Avid Community Association (ACA), Avid consistently engages with its diverse user community to learn about their challenges and needs and uses this input to shape product strategy and roadmaps. One example is Avid's work towards improving usability of creative software tools Pro Tools and Sibelius for visually impaired users. In addition to the ACA, Avid supports the next generation of talent through in-kind product donations to colleges, universities and high schools, with an emphasis on organizations devoted to underserved communities. A signature program for Avid’s philanthropy is Boston Arts Academy (BAA), Boston’s only public high school for the visual and performing arts. Avid supports BAA through fundraising for Boston Arts Academy Foundation and donating products and services to BAA’s new school campus, which is slated to open for the 2022-2023 school year. Mr. Rosica, Avid's CEO and President, has served on the Boston Arts Academy Foundation board since 2019 and as elected board chair since June 2021.

Communication with our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by our stockholders and will respond if and as appropriate. Our chair, with the assistance of our Chief Legal Officer, is primarily responsible for communications with stockholders and for providing copies or summaries of those communications to our other directors. Stockholders who wish to send communications to our board of directors should address those communications to the Board of Directors, Avid Technology, Inc., c/o Corporate Secretary, 75 Blue Sky Drive, Burlington, Massachusetts 01803, or by email to Avid.Secretary@avid.com.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program and the factors that were considered in making compensation decisions for our named executive officers ("NEOs"). The following executive officers were our NEOs for 2022:

NEO	Principal Position and Title
Jeff Rosica	Chief Executive Officer and President
Kenneth L. Gayron	Chief Financial Officer and Executive Vice President
Tom Cordiner	Chief Revenue Officer and Senior Vice President
Kevin W. Riley	Chief Technology Officer and Senior Vice President
Tim Claman	General Manager of Video & Media Solutions and Senior Vice President
Dana Ruzicka[1]	former General Manager of Audio & Music Solutions and Senior Vice President
1 On September 6, 2022, Mr. Ruzicka stepped down from his position as General Manager of Audio & Music Solutions and Senior Vice President. We refer to Mr. Ruzicka's role herein as our “Former A&M SVP”.
Executive Summary
2022 Business & Financial Performance Highlights
During 2022, Avid made significant and demonstrable progress on our strategy and delivered growth in both revenue and profitability despite numerous macro headwinds, including unfavorable foreign currency exchange rates and a difficult global supply chain situation. Below are some highlights of our 2022 business and financial performance:

•We generated total revenue growth of 1.8% over 2021 due to improvement in the recurring revenue components of the business;

•As of year-end 2022, we had more than 506,000 paid cloud-enabled software subscriptions, a 23.2% increase over year-end 2021;

•As of year-end 2022, we achieved Annual Recurring Revenue (ARR) growth of 10.2% over year-end 2021 (ARR is an operating metric that represents the contracted value of all subscription, cloud and maintenance customer support agreements normalized to a one-year period). Subscription ARR growth was 37.1% over year-end 2021 (Subscription ARR represents the contracted value of our term subscription offerings and our cloud offerings normalized to a one-year period);

•In 2022, we achieved combined subscription and maintenance revenue growth of 13.1% over 2021, as our subscription revenue growth exceeded a small decline in maintenance revenue;

•In 2022, our gross margin increased year-over-year by 90 basis points to 65.7%, due to an increased mix of higher margin subscription revenue;

•We achieved GAAP Net Income per Share growth of 38.2% over 2021 and we generated $48.0 million in cash flow from operations, our second highest level in the last fifteen years;

•During 2022, we released several innovative new product releases including NEXIS EDGE, MBOX Studio, NEXIS F-Series subscription, Carbon Pre, and VENUE Stage 48;

•We delivered several important updates to Pro Tools and Media Composer, addressing shifting market requirements with the highly anticipated initial enhancements for Picture & Sound workflows and several new plug-ins options for music creators; and

•During 2022, we renewed our commitment to ESG and DEI initiatives. We published our first ESG Report in April 2022 and have engaged a third-party consultant to conduct an environmental and social impact materiality assessment to enable our board of directors to exert effective oversight of Avid’s work to mitigate environmental and social risks related to operations and, in doing so, to eliminate or minimize the risks to the company and its shareholders.
2022 Say-on-Pay Vote
In May 2022, our stockholders approved our say-on-pay proposal with over 99% percent of the votes cast in favor of our executive compensation program. Our executive compensation program uses metrics that we believe are meaningful to our business priorities and stockholders. Consistent with this principle, we use a combination of restricted stock units ("RSUs") for which vesting is performance-based and RSUs for which vesting is time-based in our compensation programs. This equity-based instrument mix limits stockholder dilution attributable to equity grants as compared to straight equity grants, while improving the alignment between compensation and successful business execution relative to measures that we believe will drive stockholder value creation and that our stockholders have indicated reflect their priorities. We continue to regularly engage with our stockholders on a number of topics, including our business strategy, financial performance, executive compensation and the financial measures used for our performance-based pay. As evidenced by our 2022 say-on-pay vote results, our stockholders have been supportive of our compensation strategy.
2022 Executive Compensation Decisions At-a-Glance
Highlights of our 2022 executive compensation program include:
•Modest Base Salary Increases.
◦For 2022, base salaries were not increased for our CEO or our former General Manager of Audio & Music Solutions and Senior Vice President. Our remaining NEOs saw modest base salary increases.
•Annual Executive Bonus Plan Structure Aligned with Creation of Stockholder Value.
◦Our 2022 Annual Executive Bonus Plan (the "2022 Executive Bonus Plan") used the financial metrics of Strategic Revenue, Free Cash Flow and Adjusted EBITDA. These financial metrics are defined under "Annual Performance-Based Cash Awards."
◦The 2022 Executive Bonus Plan used these predetermined, objective financial metrics because our compensation committee believes they provide a comprehensive assessment of our executives' success in driving long-term stockholder value creation, particularly during a time when the company was intensely focused on the generation of high-quality Strategic Revenue and Free Cash Flow.
◦Metrics and the related target levels were established in the first quarter of 2022 based on our annual operating plan and what the board believed was a challenging level of performance that the company could achieve if the operational strategies were successfully executed.
◦Based on our 2022 performance, as measured by the three performance metrics used in the 2022 Executive Bonus Plan, the compensation committee awarded annual cash bonuses at a level equal to 26.1% of target bonus payout under the Executive Bonus Plan. The significant decrease in bonus payout for 2022 reflects actual results in Free Cash Flow and EBITDA related to the impact of FX headwinds. Mr. Ruzicka's bonus payout was pro-rated to his cessation of service as General Manager of Audio & Music Solutions and Senior Vice President.
•Annual Business Area Bonus Plan Structure Aligned with Creation of Stockholder Value.
◦Avid’s organization structure includes certain business areas which are responsible for a specific range of our products and services. Certain business areas have responsibility for their own business strategy within the context of Avid’s corporate strategy, priorities, and financial model.

◦Avid has created a specific, tailored bonus plan that applies to managers of certain business areas (the "2022 Business Area Bonus Plan"). The 2022 Business Area Bonus Plan affords an additional bonus opportunity to certain employees with leadership roles in our business areas to help drive growth and contributions by our business areas. Messrs. Claman and Ruzicka were the only NEOs eligible to participate in the 2022 Annual Business Area Bonus Plan. The 2022 Business Area Bonus Plan was amended in July of 2022 to consolidate the financial targets for the Video, Post & Storage Solutions and Media Platform & Cloud Solutions businesses.
◦The 2022 Business Area Bonus Plan used the metrics of Strategic Revenue and Contribution Margin. These metrics are defined under "Annual Performance-Based Cash Awards."
◦The 2022 Business Area Bonus Plan used these predetermined, objective metrics because our compensation committee believes they provide a comprehensive assessment of each of our individual business area's success in driving long-term stockholder value creation.
◦Metrics and the related target levels were established in the first quarter of 2022 based on our annual operating plan and what the board believed was a challenging level of performance that the respective business areas could achieve if the operational strategies were successfully executed. The metrics for the newly merged Video & Media Solutions Business Unit approximately equal the combination of the former Video, Post & Storage Solutions and the Media & Cloud Solutions Business Unit ,with immaterial adjustments to account for certain aspects of the merger. These revised targets maintained the level of challenge and reflect the agreed upon strategies of the former two business units.
◦Based on 2022 performance, as measured by the two performance metrics used in the 2022 Business Area Bonus Plan, the compensation committee awarded an annual cash bonus to Mr. Claman at a level equal to 62.4% of target based on the Video & Media Solutions business area's performance. This bonus payout reflects the Video & Media Solutions business area’s sustained financial and operational performance under Mr. Claman's leadership through 2022.
◦Mr. Ruzicka was awarded an annual cash bonus under the 2022 Business Area Bonus Plan at a level equal to 87.8% of target based on the performance of the Audio & Music Solutions Business Unit and pro-rated to his cessation of service as General Manager, Audio & Music Solutions.
•Vesting of Performance-Based Equity in 2022 reflecting creation of shareholder value.
◦The vesting of the first tranche of the performance-based RSUs granted in 2022 is based on the company's total shareholder return ("TSR") as it relates to the TSR of the Russell 2000 Index for the period from March 15, 2022 to March 15, 2023.
◦The company's TSR during the performance period for the first tranche of the performance-based RSUs granted in 2022 relative to the TSR of the Russell 2000 Index over the same period was 9.83%, resulting in 100% of the target amount of the performance-based RSUs vesting in 2023.
◦The vesting of the second tranche of the performance-based RSUs granted in 2021 is based on the company's TSR as it relates to the TSR of the Russell 2000 Index for the period from March 15, 2021 to March 15, 2023.
◦The company's TSR during the performance period for the second tranche of the performance-based RSUs granted in 2021 relative to the TSR of the Russell 2000 Index over the same period was 68.56%, resulting in 150% of the target amount of the performance-based RSUs vesting in 2023.
◦The vesting of the third tranche of the performance-based RSUs granted in 2020 is based on the company's TSR as it relates to the TSR of the Russell 2000 Index for the period from March 15, 2020 to March 15, 2023.
◦The company's TSR during the performance period for the third tranche of the performance-based RSUs granted in 2020 relative to the TSR of the Russell 2000 Index over the same period was 232.25%, resulting in 150% of the target amount of the performance-based RSUs vesting in 2023.
•No Discretionary Bonuses. Our compensation committee did not approve any discretionary cash bonus payments to our NEOs during, or in respect of, 2022.

Good Governance in our Executive Compensation Programs and Practices
The following highlights examples of good corporate governance practices incorporated in our executive compensation programs:

What We Do		What We Don't Do
✓	Emphasis on performance-based pay	x	No significant perquisites
✓	Benchmarked stock ownership guidelines	x	No automatic acceleration of unvested awards in the event of a change-in-control
✓	Independent compensation consultant	x	No excise tax gross-ups
✓	Annual advisory vote to approve executive compensation (“say on pay”)	x	No guaranteed bonuses
✓	Double-trigger change-in-control provisions	x	No repricing of stock options or other equity awards without stockholder approval
✓	Annual risk assessment	x	No evergreen provisions
✓	Anti-hedging and pledging policy	x	No liberal share recycling features

•Independent Compensation Consultant. The compensation committee engaged an independent executive compensation consultant, Pearl Meyer, to advise and provide counsel on key compensation decisions and actions during 2022.
•Appropriate Peer Group and Market Referencing. We utilize a group of peer companies that we believe are appropriate from the perspectives of industry, business focus, size, gross margins, research and development expense and international sales. We review and adjust our peer group annually and adjust the make-up when needed to ensure that the peer group remains appropriate for benchmarking purposes.
•Annual Advisory Vote to Approve Executive Compensation. We seek advisory approval of our executive compensation at each annual meeting of stockholders.
•No Excise Tax Gross-Ups. None of our NEOs are entitled to tax gross-ups or gross-ups for golden parachute payments (Internal Revenue Code ("IRC") Section 280G) or for non-qualified deferred compensation (IRC Section 409A).
•No Guaranteed Bonuses, Limited Perquisites. We do not offer guaranteed performance bonuses and we provide few fringe benefits. We do not offer company planes, personal security (other than for travel and lodging, and where appropriate), financial planning advice, tax preparation services or social and country club memberships. See "Other Benefits and Perquisites" for more detail.
•Double-Trigger Change-in-Control Provisions. Each of the change-in-control severance agreements with our NEOs provides for “double-trigger” payments or benefits. As such, contractual change-in-control benefits are payable only in the event of a qualifying termination of employment within a specified period of time after a change-in-control.
•Stock Ownership Guidelines. Our NEOs are subject to stock ownership guidelines, which, we believe, further align the interests of our NEOs with our stockholders and encourage our NEOs to manage from an owner’s perspective. Each of our executives who have been employed by us long enough to be required to meet the guidelines have met our stock ownership guidelines.
•Risk Assessment. We conduct an annual comprehensive-risk assessment of our compensation programs. Based on this assessment, we believe that our programs are structured in a manner to motivate strong performance with appropriate risk taking, while discouraging excessive risk taking. The details of this risk assessment can be found in the section of this proxy statement under “Governance of the Company - Risk Oversight.”
•Options and Equity Awards. Our 2014 Stock Incentive Plan does not permit repricing of stock options or other equity awards without stockholder approval, has no evergreen provision, and no liberal share recycling features.
WHAT GUIDES OUR PROGRAM
Executive Compensation Philosophy
The foundation of our compensation philosophy is to ensure that our executive compensation program is designed to fulfill Avid’s mission — to empower media creators with innovative technology and collaborative tools to entertain, inform, educate and enlighten the world. Our executive compensation philosophy is driven by the following guiding principles:

•Pay for Performance: A significant portion of an executive’s total compensation should be variable (“at-risk”) and dependent upon the attainment of certain specific and measurable annual and long-term financial and strategic-performance objectives.
•Stockholder Alignment: Executives should be compensated through pay elements (base salaries and annual- and long-term incentives) designed to align executive compensation to the creation of long-term value for our stockholders.
•Attraction and Retention: The executive compensation program should enable the Company to attract capable people with exceptional leadership capabilities and to retain high-caliber talent. Target compensation should be set at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent. When required, the Company may adjust individual elements of compensation to accomplish this goal.
Elements of Executive Compensation
Compensation Elements
Our executive compensation philosophy is supported by the following principal elements of compensation:

Element	Description
Base Salary	Fixed annual cash amount based on competitive salary data
Annual Performance-Based Cash Bonuses	Variable annual cash payment based on the achievement of pre-established Company goals designed to drive growth, improve profitability and cash flow and ultimately stockholder value
Long-Term Equity Awards	Time-based and performance-based equity awards
Other Benefits	Benefits provided to full-time employees generally (e.g. 401(k), health and insurance benefits, and employee stock purchase plan), and limited non-cash compensation designed to attract and retain NEOs and provide a competitive compensation package
Post-Employment Payments and Benefits	Contingent in nature and payable only if an NEO’s employment is terminated as specified in employment agreements and offer letters
Compensation Mix
The Majority of Executive Compensation is Tied to Performance and the Creation of Stockholder Value. The compensation committee structures our executive compensation packages so that the majority of executive compensation is tied to performance-based metrics, with a smaller portion being paid in base salary. For 2022, the percentage of targeted pay tied to performance, which includes annual performance-based cash awards and long-

term equity incentives, was 84.1% for our CEO, 77.9% for our CFO, 76.7% for our Chief Revenue Officer, 72.6% for our Chief Technology Officer, 69.7% for our General Manager of Video & Media Solutions, and 71.8% for our Former General Manager of Audio & Music Solutions.
Long-Term Incentives. Our practice is to provide a significant portion of our executive compensation in the form of equity-based awards, which, we believe, aligns our executives' interest with the creation of stockholder value. For 2022, our CEO received 65.0%, and our NEOs other than the CEO (the "other NEOs") received, on average, 57% of their total direct compensation (base salary, annual cash incentive compensation and grant date fair value of equity-based awards) in the form of equity-based awards, respectively.
The charts below show the target annual compensation of our CEO, and our other NEOs for fiscal year 2022. These charts illustrate that the majority of total target compensation is variable (84.1% for our CEO and an average of 74.2% for our other NEOs).

NEO Average

Base Salary
25.8%
Performance-
Based RSUs
28.7%
Annual
Incentives
16.7%
Time-Based RSUs
28.7%
Variable Pay
74.2%

In accordance with our pay-for-performance philosophy, the above chart illustrates the designed mix of target pay for our 2022 NEOs amongst each element of direct compensation, comprised of 2022 base salary, target bonus for 2022 and the grant date fair value of long-term equity-based incentives awarded in 2022.
We intend to continue to tie a majority of executive compensation to the company's financial and operating performance. A description of the equity awards granted to our NEOs is provided below under “The 2022 Executive Compensation Program in Detail - Long Term Equity Incentive Compensation.”
In awarding long-term equity incentives for 2022 to our NEOs, the compensation committee determined a dollar value for each NEO's award, then converted this amount into RSUs (half of which were time-based and half of which were performance-based) using a stock price of $31.20 as of March 16, 2022, the date of approval.
The Decision-Making Process
How We Determine NEO Compensation
The compensation committee oversees our executive compensation programs with advice from its independent compensation consultant. We generally establish the performance targets for our NEOs during the first quarter of each fiscal year based on our annual operating plan, which is reviewed by our board of directors. Our operating plan reflects what our management and board of directors believe we could achieve if we successfully execute our operational strategies. The financial-performance targets used for purposes of executive compensation are generally set based on the operating-plan targets. Our compensation decisions also consider published industry survey and peer group data and the individual performance of each NEO.
Role of our Compensation Committee
Our compensation committee oversees the design and development of our executive compensation program and determines CEO compensation consistent with the overall objectives of the program. The compensation committee also determines compensation for our other NEOs, based on the recommendations from the CEO. For 2022, all members of the compensation committee were independent directors under Nasdaq’s listing standards.
Role of our CEO
Our CEO provides strategic direction for our company, including with regard to compensation matters. During 2022, our CEO met periodically with the compensation committee and the compensation committee's independent compensation consultant to discuss proposed amendments to our executive compensation program, to discuss the 2022 Executive Bonus Plan and 2022 Business Area Bonus Plan, to evaluate the performance of the other NEOs, and to make recommendations regarding the form and amount of any changes to the compensation opportunities for the other NEOs. The ultimate decisions in 2022 regarding NEO compensation were, however, made by the compensation committee. Our CEO did not participate in our compensation committee’s deliberations or voting on his compensation. Our CEO met with the compensation committee to review the structure of our 2023 executive compensation programs and to make recommendations regarding the form and amount of any changes to the compensation opportunities for the other NEOs. Our CEO did not, and will not, participate in our compensation committee's deliberations or voting on his compensation.
Role of our Independent Compensation Consultant
Each year, our compensation committee engages an independent compensation consultant, which has been Pearl Meyer since October 2009, to advise the compensation committee on executive officer and board compensation. Pearl Meyer acts primarily as an advisor to our compensation committee but may also provide advice to management from time to time on matters presented by management to our compensation committee with the knowledge and consent of our compensation committee. Our compensation committee has the sole authority to engage and terminate its compensation consultant.
The nature and scope of the assignments for Pearl Meyer for 2022 regarding executive officer and board compensation included:
•reviewing our 2022 Avid Peer Group (defined below) to determine the appropriateness of its composition;
•preparing executive compensation pay studies and competitive assessments to compare our executive compensation to our 2022 Avid Peer Group and published industry survey data;
•preparing a board of directors pay study and competitive assessment to compare pay levels and practices with our 2022 Avid Peer Group;
•conducting a compensation risk assessment;
•providing input on structuring of performance-based awards; and
•advising on regulatory changes and their potential impact on our executive compensation programs.
The compensation committee has considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Pearl Meyer. Based on this review, we are not aware of any conflict of interest affecting the work performed by Pearl Meyer.
Market Data and Peer Group Analysis
For purposes of comparing our executive compensation program with market practices, our compensation committee, with the assistance of its independent compensation consultant, reviews executive compensation benchmarks from a peer group of publicly-traded companies, which we refer to as the “Avid Peer Group” for the given year.

Our compensation committee reviews the companies in the Avid Peer Group annually to confirm that they remain appropriate benchmarks. During its annual review, the compensation committee seeks, when practical, to maintain consistency in the Avid Peer Group from year to year. In setting 2022 target compensation levels, the compensation committee, with the assistance of Pearl Meyer, analyzed each company in the Avid Peer Group to ensure that it still generally fits our selection criteria and that the Avid Peer Group’s financial summary statistics are generally aligned with our current size operating profile and business focus. In recognition of the company's current annual revenue and valuation, we focused on companies of comparable size with respect to revenue (approximately 1/3rd to 3 times that of our company) and market capitalization (approximately 1/3rd to 3 times that of our company), and offering comparable services and/or products. The companies comprising the 2022 Avid Peer Group are listed below:

3D Systems Corporation	Calix, Inc.	OneSpan Inc.
A10 Networks, Inc.	Cerence Inc.	Progress Software Corporation
Altair Engineering Inc.	Digi International Inc.	PROS Holdings, Inc.
Box, Inc.	Harmonic Inc.	Ribbon Communications Inc.
Brightcove Inc.	IMAX Corporation	Shutterstock, Inc.
In addition to reviewing the executive compensation practices of companies in the Avid Peer Group, our compensation committee, with the assistance of Pearl Meyer, also reviews executive compensation from published industry compensation surveys for purposes of comparing our executive compensation program with market practices. We refer to these surveys collectively as the “published industry survey data.”
Our compensation committee reviews the executive compensation practices of companies in the Avid Peer Group and the published industry survey data to determine whether our NEOs' base salary, total annual cash compensation and total direct compensation (base salary, annual cash incentive compensation and grant date fair value of equity-based awards) are within a reasonably competitive range. Our compensation committee uses target percentiles from the Avid Peer Group and published industry survey data as one factor when setting NEO compensation, but also considers the experience, performance levels and potential performance levels of the executive officer, challenges facing the company and changes in duties and responsibilities. Our compensation committee believes that if an executive officer contributed to the achievement of performance goals established by the compensation committee, then the executive officer should have the opportunity to receive compensation that is competitive with comparable industry norms. Therefore, the compensation committee considers the compensation levels of our executive officers in comparison to the percentiles from survey data for similarly situated executives, but such percentiles do not on their own drive our compensation levels - rather, they are used as a market reference.
The 2022 Executive Compensation Program in Detail
Base Salaries
Consistent with our compensation committee’s philosophy of tying executive compensation to our financial performance, our executives receive a relatively small percentage of their overall target compensation in the form of base salary. Base salaries for our executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities.
Positioning of our NEOs salaries varies by individual, reflecting individual-specific factors such as, but not limited to, time in role, prior job, pay history and performance. Based on these factors, we attempted to position the salaries of our NEOs, in aggregate, in close proximity to the market median of the Avid Peer Group and published industry survey data. The below chart shows the year-over-year comparison of base salaries.

Executive	Annualized FYE 2021 Base Salary	Annualized FYE 2022 Base Salary	% Increase
Jeff Rosica	$550,000	$550,000	—%
Kenneth L. Gayron	$370,000	$400,000	8.11%
Tom Cordiner(1)	$338,800	$349,810	3.25%
Kevin W. Riley	$380,000	$391,000	2.89%
Tim Claman	$308,000	$360,000	16.88%
Dana Ruzicka	$340,000	$340,000	—%

(1) Mr. Cordiner’s annual base salary was converted from GBP to U.S. dollars using the currency exchange rate of 1.2102 as of December 31, 2022.
Annual Performance-Based Cash Awards - Executive Bonus Plan
Each year, we adopt an executive bonus plan that provides for cash incentive payments to our executive officers upon the achievement of certain performance objectives set forth in the plan. The performance objectives are generally reviewed and evaluated based on our annual operating plan. Our executive bonus plan is designed to provide an annual variable cash incentive to motivate participants to achieve company performance objectives and to reward participants for their achievements when those objectives are met. Executive bonus plan results and payment amounts are generally determined following the subject year, after audited financials have been completed and announced, and any earned amounts may be paid at any time after the filing of the company’s annual report and before December 31 of the year following the plan year, in management’s discretion.
Fiscal Year 2022 Executive Bonus Plan. On March 16, 2022, our compensation committee adopted the 2022 Executive Bonus Plan. For purposes of the 2022 Executive Bonus Plan, the performance metrics were weighted as follows:

Performance Metrics	Weighting	Definition
Free Cash Flow	1/3	Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, measured in actual exchange rates as reported in the statement of cash flows in the Company’s Form 10-K. Restructuring cash severance payments made during fiscal year 2022 are excluded from the Free Cash Flow definition.
Strategic Revenue	1/3	Strategic Revenue is defined as subscription and maintenance revenue as reported in the Company’s Form 10-K, except measured at constant currency (BFX).
Adjusted EBITDA	1/3
Adjusted EBITDA is defined as Non-GAAP operating income (loss) excluding depreciation, amortization and restructuring and other one-time adjustments deemed by management, measured in actual exchange rates as reported in the Company’s 2022 Earnings Release. Non-GAAP Operating Income is defined as GAAP operating income excluding restructuring costs, stock-based compensation, amortization of intangible assets as well as other unusual items such as costs related to M&A related activity, efficiency program, transformation costs and COVID-19 related costs.

The compensation committee set the 2022 performance metrics at levels meaningfully above our 2021 performance, which required significant growth and a continued stringent implementation of our efficiency initiatives. The compensation committee believes that these three performance measures correlate strongly with stockholder value and that using a combination of these metrics provides an effective way to measure our executive team's ability to create sustainable EBITDA growth and successfully manage our liquidity. Adjusted EBITDA and Strategic

Revenue measure profitability, Strategic Revenue measures top-line growth and quality of revenue, and Free Cash Flow measures our financial flexibility, and each were chosen at a time in which our board and, we believe, our stockholders were focused on liquidity.

Each of the performance metrics had a threshold, target and maximum level of payment opportunity associated with payouts equal to 50%, 100% and 200% of target opportunity, respectively. For performance in between threshold and target, or in between target and maximum, payouts are interpolated. The target payout level for Mr. Rosica was 120% of his base salary; for Mr. Gayron was 65% of his base salary; and for Mr. Riley was 60% of his base salary. Mr. Cordiner's 2022 performance-based cash compensation plan was comprised of two components, with a target payout level of 60% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and a target payout level of 40% of his base salary based on his sales performance during 2022. Messrs. Claman and Ruzicka participated in both the 2022 Executive Bonus Plan and the 2022 Business Area Bonus Plan. The target level payout for Mr. Claman was 50% of his base salary and the target level payout for Mr. Ruzicka was 50% of his base salary (prior to being pro rated to his cessation of service).

The maximum payment opportunity for each of our executives was set at 200% of the target opportunity. Failure to attain the threshold goal for each performance metric results in forfeiture of the associated opportunity. The payment amount to be earned by each NEO under the 2022 Executive Bonus Plan was determined based on three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary, as described above; (2) the compensation committee’s assessment and certification of our performance compared with the targets for each of the above-referenced performance objectives, with any adjustments applied; and (3) relative weightings for each performance objective.
At the time our compensation committee approved the 2022 Executive Bonus Plan, it believed each of the target levels was aggressive but achievable based on the company’s annual operating plan for 2022. The compensation committee believed that using a combination of several metrics provided a more comprehensive assessment of our executives' success in driving long-term stockholder value creation, particularly while the company focuses on the generation of high-quality Strategic Revenue and Free Cash Flow.
The following table sets forth the performance metric target levels approved by the compensation committee in March 2022 and the actual levels achieved, calculated in accordance with the 2022 Executive Bonus Plan (all in millions).

Levels Weighting	Free Cash Flow (1/3)	Adjusted EBITDA (1/3)	Strategic Revenue (1/3)
Threshold	$60.1	$82.8	$259.1
Target	$66.7	$92.0	$272.7
Maximum	$80.1	$110.4	$300.0
Actual	$32.8	$81.6	$266.7
Payout (Weighted %)	—%	—%	26.1%
As shown in the table above, the company exceeded the threshold level of performance for Strategic Revenue but did not achieve the threshold level of performance for Adjusted EBITDA or Free Cash Flow. The overall level of performance on these metrics, calculated by applying the respective weightings and interpolation, was 26.1% of target. The compensation committee approved a payout of 26.1% of target under the 2022 Executive Bonus Plan.
Payouts under 2022 Executive Bonus Plan. Below are each NEO’s target and approved bonus payouts under the 2022 Executive Bonus Plan, based on the compensation committee's approval of a 26.1% bonus payout.

Named Executive Officer	2022 Annual Incentive Payout Target	Target (% of base salary)	Actual 2022 Annual Incentive Payout
Jeff Rosica Chief Executive Officer and President	$660,000	120%	$172,260
Kenneth L. Gayron Chief Financial Officer and Executive Vice President	$260,000	65%	$67,860
Tom Cordiner (1) Chief Revenue Officer and Senior Vice President	$209,886	60%	$54,780
Kevin W. Riley Chief Technology Officer and Senior Vice President	$234,600	60%	$61,231
Timothy Claman (2) General Manager of Video & Media Solutions and Senior Vice President	$90,000	25%	$23,490
Dana Ruzicka (3) former General Manager of Audio & Music Solutions and Senior Vice President	$85,000	25%	$15,681

(1) Mr. Cordiner's 2022 performance-based cash compensation plan was comprised of two components, with a target payout level of 60% of his base salary based on achievement of the metrics under the 2022 Executive Bonus Plan, and a target payout level of 40% of his base salary based on his sales performance during 2022. In addition to his payout under the 2022 Executive Bonus Plan, Mr. Cordiner also earned $142,170 in commissions based on his sales performance for 2022. Mr. Cordiner’s annual incentive payouts were converted from GBP to U.S. dollars using the currency exchange rate of 1.2102 as of December 31, 2022.
(2) Mr. Claman’s 2022 performance-based cash compensation plan was comprised of two components, with an effective target payout level of 25% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and an effective target payout level of 25% of his base salary based on the 2022 Business Unit Bonus Plan.
(3) Mr. Ruzicka’s 2022 performance-based cash compensation plan was comprised of two components, with an effective target payout level of 25% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and an effective target payout level of 25% of his base salary based on the 2022 Business Unit Bonus Plan. Mr. Ruzicka's payout was pro rated to his cessation of service.
Annual Performance-Based Cash Awards - Business Area Bonus Plan
Beginning in 2021, we adopted an annual business area bonus plan that provides for cash incentive payments to our business area executives upon the achievement of certain performance objectives set forth in the plan. The performance objectives will generally be reviewed and evaluated based on our annual operating plan. Our business area bonus plan is designed to provide an annual variable cash incentive to motivate participants to achieve company performance objectives specific to their business area and to reward participants for their achievements when those objectives are met. Business area bonus plan results and payment amounts will generally be determined following the subject year, after audited financials have been completed and announced, and any earned amounts may be paid at any time after the filing of the company’s annual report and before December 31 of the year following the plan year, in management’s discretion.
Fiscal Year 2022 Business Area Bonus Plan. On March 16, 2022, our compensation committee adopted the 2022 Business Area Bonus Plan. For purposes of the 2022 Business Area Bonus Plan, the performance metrics were weighted as follows:

Performance Metrics	Weighting	Definition
Business Area Contribution Margin	50%
Contribution Margin for each BU is defined as Non-GAAP Gross Profit(1) less Non-GAAP operating expenses(2) for research and development, Product Marketing, Product Management and Program Management, measured in actual exchange rate, excluding FX impact.

Business Area Strategic Revenue	50%	Strategic Revenue for each BU is defined as subscription and maintenance revenue as reported in the Company’s annual report on Form 10-K, except measured at constant currency (BFX).

(1) Non-GAAP gross profit is defined as GAAP gross profit, excluding amortization of intangible assets and stock-based compensation expense.

(2) Non-GAAP operating expense is defined as GAAP operating expense excluding restructuring costs, stock-based compensation, amortization of intangible assets as well as other unusual items such as costs related to M&A related activity, efficiency program, transformation costs and COVID-19 related costs.

Messrs. Claman and Ruzicka were the only NEOs eligible to participate in the 2022 Business Area Bonus Plan.

The compensation committee set the 2022 performance metrics at levels meaningfully above our 2021 performance, which required significant growth and a continued stringent implementation of our efficiency initiatives. The compensation committee believes that these two performance measures correlate strongly with driving stockholder value specific to each business area and that using a combination of these metrics provides an effective way to measure each business area's ability, under the leadership of the relevant manager, to support business growth and manage costs efficiently. Contribution Margin measures how each business area contributes to the overall profitability of the company. Strategic Revenue measures profitability and top-line growth and quality of revenue.

Each of the performance metrics had a threshold, target and maximum level of payment opportunity associated with payouts equal to 50%, 100% and 200% of target opportunity, respectively. For performance in between threshold and target, or in between target and maximum, payouts are interpolated. An operating expense payout gate also exists within the plan, which limits payout to 100% if certain expense targets are exceeded.

The maximum payment opportunity for each of our business area executives was set at 200% of the target opportunity. Failure to attain the threshold goal for each performance metric results in forfeiture of the associated opportunity. The payment amount to be earned by Messrs. Claman and Ruzicka under the 2022 Business Area Bonus Plan was determined based on three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary, as described above; (2) the compensation committee’s assessment and certification of our performance compared with the targets for each of the above-referenced performance objectives, with any adjustments applied; and (3) relative weightings for each performance objective.
At the time our compensation committee approved the 2022 Business Area Bonus Plan, it believed each of the target levels was aggressive but achievable based on the company’s annual operating plan for 2022. The compensation committee believed that using a combination of metrics provided a more comprehensive assessment of each business area executive's success in driving long-term stockholder value creation.
Based on actual 2022 results, the compensation committee determined that the Video and Media Solutions business area exceeded the target levels set for both Strategic Revenue and Contribution Margin. The compensation committee approved a 100% of target level payout under the 2022 Business Area Bonus Plan. Based on actual 2022 results, the compensation committee determined that the Audio and Music Solutions Business Unit exceeded the target for Strategic Revenue and the threshold for Contribution Margin. The compensation committee approved a 87.8% of target level payout under the 2022 Business Unit Bonus Plan.
Payouts under 2022 Business Area Bonus Plan. Below are Messrs. Claman's and Ruzicka's target and approved bonus payouts under the 2022 Business Area Bonus Plan, based on the compensation committee's approval.

Named Executive Officer	2022 Annual Incentive Payout Target	Target (% of base salary)	Actual 2022 Annual Incentive Payout
Timothy Claman(1) General Manager of Video & Media Solutions and Senior Vice President	$90,000	25%	$56,160
Dana Ruzicka(2) former General Manager of Audio & Music Solutions and Senior Vice President	$85,000	25%	$52,752

(1) Mr. Claman’s 2022 performance-based cash compensation plan was comprised of two components, with an effective target payout level of 25% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and an effective target payout level of 25% of his base salary based on the 2022 Business Unit Bonus Plan.

(2) Mr. Ruzicka's performance-based cash compensation plan was comprised of two components, with an effective target payout level of 25% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and an effective target payout level of 25% of his base salary based on the 2022 Business Unit Bonus Plan. Mr. Ruzicka's payout was pro rated to his cessation of service.

Long-Term Equity Incentive Compensation
Long-term equity incentive compensation is intended to represent the largest portion of total compensation for our executive officers. Generally, our compensation committee awards equity-based awards to our executive officers when they join our Company or are promoted, in recognition of past performance and for retention purposes. The compensation committee bases these awards on the executive officer’s job level and experience, the requirements and importance of the position, individual contributions, and the need to retain qualified officers, particularly during a challenging period. The compensation committee also considers compensation for similar roles based on the Avid Peer Group and published industry survey data. Our long-term incentive awards are generally a mix of time and performance-based RSUs.
2022 Equity Grants. In March 2022, the compensation committee approved the grant of RSUs to our NEOs as set forth below. 50% of the granted RSUs are subject to time-based vesting and 50% of the granted RSUs are subject to performance-based vesting (both calculated using the closing stock price on the date of the grant).

NEO	Title	Target Dollar Amount of time-based RSUs	Target Dollar Amount of performance-based RSUs
Jeff Rosica	Chief Executive Officer and President	$1,125,000	$1,125,000
Kenneth L. Gayron	Chief Financial Officer and Executive Vice President	$575,000	$575,000
Tom Cordiner	Chief Revenue Officer and Senior Vice President	$400,000	$400,000
Kevin W. Riley	Chief Technology Officer and Senior Vice President	$400,000	$400,000
Timothy Claman	General Manager of Video & Media Solutions and Senior Vice President	$325,000	$325,000
Dana Ruzicka(1)	former General Manager of Audio & Music Solutions and Senior Vice President	$348,500	$348,500
(1) Mr. Ruzicka's 2022 Equity Grants were forfeited when he ceased employment with the Company.

The long-term incentive values approved by our compensation committee are converted into number of RSUs granted based on the closing price of our stock on the date of grant. For more details on the valuation of the RSUs granted to our NEOs, see footnote 3 to our “Summary Compensation Table."

NEO	Title	No. of time-based RSUs (1)	Target No. of performance-based RSUs (2)
Jeff Rosica	Chief Executive Officer and President	36,057	36,057
Kenneth L. Gayron	Chief Financial Officer and Executive Vice President	18,429	18,429
Tom Cordiner	Chief Revenue Officer and Senior Vice President	12,820	12,820
Kevin W. Riley	Chief Technology Officer and Senior Vice President	12,820	12,820
Timothy Claman	General Manager of Video & Media Solutions and Senior Vice President	10,416	10,416
Dana Ruzicka(3)	former General Manager of Audio & Music Solutions and Senior Vice President	11,169	11,169
(1) Time-based. The time-based RSUs vest as follows: 33.33% vest on the first anniversary of the grant date and an additional 8.33% vest every three months thereafter.
(2) Performance-based. The performance-based RSUs shown in the table above are subject to three-year vesting where the final payout is based on the company's total shareholder return relative to the TSR of the Russell 2000 Index.
(3) Mr. Ruzicka's 2022 Equity Grants were forfeited when he ceased employment with the Company.
The performance-based RSUs (the "Performance RSUs") vest based on a relative TSR measurement. The Performance RSUs are subject to three-year vesting (the "Measurement Period") where final payout is based on the company's TSR relative to the TSR of the Russell 2000 Index (the "Index"). The company's TSR will be measured against the Index's TSR for the separate one-, two-, and three-year measurement periods (each a "Performance Period") that comprise the Measurement Period. If, during the first one- and two-year Performance Periods, the company's TSR at least equals the Index's TSR, then 150% of one-third and two-thirds, respectively, of the total Performance RSUs awarded to each executive may be accelerated and vest for such Performance Period. Vesting for each Performance Period will be adjusted up or down based on the difference between the TSR of the Company and of the Index multiplied by a scaling factor of two. Any Performance RSUs that vest in either of the first one- or two-year Performance Periods will be subtracted from the Performance RSUs that are eligible for vesting in later Performance Periods.
Any vested RSUs are settled solely in shares.
TSR is calculated using the volume-weighted average stock price for any 20 consecutive trading days prior to March 15th of each Performance Period. Vesting for each Performance Period is capped at 150% of the target Performance RSUs awarded to each executive. Additionally, a maximum of 100% of the target Performance RSUs awarded to an executive may vest if the company's TSR is negative and no Performance RSUs will vest if both the company's TSR and its TSR relative to the Index are negative.
The company's TSR (calculated as described above) for the Performance Period of March 15, 2022 to March 15, 2023 was -1.50% and the Index's TSR for the same Performance Period was -11.33%, resulting in a relative TSR of 9.83%. Consequently, 100% of the target amount of Performance RSUs vested as of March 15, 2023 for this Performance Period.
Except to the extent an NEO’s employment agreement provides otherwise, vesting of performance-based RSUs is conditioned on the NEO being employed by the company on the date the final vesting determination is made. With respect to 2022 awards, any shares that have not vested by March 15, 2025 will be forfeited.
Other Compensation Practices & Guidelines
Stock Ownership Guidelines
The Company's stock ownership guidelines require our executive officers to hold our common stock in an amount at least equal to a multiple of their base salary as determined by their position. The guidelines range from one time base salary for certain of our executive officers to six times base salary for our CEO. Additionally, our executive officers are required to meet the stock ownership guidelines at all times within five years of becoming an executive officer of the Company. For purposes of these guidelines, stock ownership includes restricted stock and restricted stock units, but does not include unexercised options. All of our NEOs who have been subject to the guidelines for five years have met the guidelines’ expectations regarding their stock ownership.
Anti-Hedging and Anti-Pledging Policy
The Company has an Anti-Hedging and Anti-Pledging Policy which prohibits directors and officers of the Company from directly or indirectly hedging against future declines in the market value of any securities of the Company through the purchase of financial instruments designed to offset such risk. This policy also prohibits directors and officers of the Company from pledging any securities of the Company as collateral for loans in excess of 25% of their direct, personal holdings.
Other Benefits and Perquisites
In general, other benefits and perquisites are not a significant part of our executive compensation program. In special cases, such as in connection with the hiring of executive officers, we have from time to time reimbursed our executive officers for reasonable expenses associated with relocation and associated tax payments and paid sign-on bonuses. We believe these benefits were necessary in order to attract these individuals to join our company and are consistent with market practices.
As a result of threats to the safety and security of Mr. Rosica arising directly as a result of his position as our CEO, during 2022 the company paid for certain legal expenses for Mr. Rosica to seek an extension of a harassment prevention order to legally bar an individual from, among other places, Avid premises. It was to the company's benefit to have this harassment prevention order in place because of the importance of Mr. Rosica to the company, and we believe that the costs of these services were appropriate and necessary. Although we do not consider the legal services to have provided Mr. Rosica with a personal benefit for the reasons described above, such costs are reported as other compensation to Mr. Rosica in the "All Other Compensation" column in the "Summary Compensation Table" below.
None of our current NEOs is entitled to tax gross-up payments for payments and benefits provided to them. We eliminated legacy gross-up for COBRA payments to one of our executives in 2015. We do not provide our executive officers with other benefits, including financial planning advice, tax preparation services or club memberships.
Our U.S.-based executive officers benefit from the company's flexible paid time off ("FPTO") policy which, subject to business needs, provides for salary continuation for absences due to vacation, the employee’s illness or need for preventive care, or that of a family member, the death of an immediate family member, or jury duty. Under the FPTO program, FPTO does not accrue and, therefore, the executive is not entitled to any payout of FPTO upon separation from the company.
Our U.S.-based executive officers are also eligible to participate in all of our U.S. employee benefit plans, in each case on the same basis as other U.S. employees who work at least 20 hours per week. These benefits include health and dental insurance, life and disability insurance, and a 401(k) plan. We match 50% of the employee contributions to our 401(k) plan up to a maximum of 6% of the participating employee’s eligible compensation, resulting in a maximum company match of 3% of the participating employee’s eligible compensation, subject to certain additional statutory limitations. We also offer an employee stock purchase plan that allows participants to purchase shares of our common stock at a 15% discount from the fair market value of our common stock at the end of each applicable offering period. Our non-U.S.-based executive officers are entitled to such employee benefits as statutorily prescribed in their home countries and to certain other market prevalent practices.
Non-Qualified Deferred Compensation
Historically, our executive officers, along with our U.S.-based vice presidents and members of our board of directors, were eligible to participate in a non-qualified deferred compensation plan, which we established to provide participants with the opportunity to defer the receipt of up to 60% of their base salary and all or a portion of their bonuses or director’s fees, as applicable. As of December 31, 2022, we had an obligation of $0.1 million under the plan. Effective with respect to compensation for services performed after 2013, we have indefinitely suspended the non-qualified deferred compensation plan and have not offered any of our employees or directors an opportunity to participate in it.
Employment and Severance Agreements with Our Named Executive Officers
Our executive officers are entitled to benefits in the event their employment terminates under specified circumstances. Our compensation committee believes the severance and change-in-control benefits offered are appropriate to properly incentivize the executive during a change-in-control process and consideration of the time expected to take an executive officer to find alternative employment. Our company also benefits under these arrangements by requiring the executive officer to sign a general release of claims against the company and that includes non-competition and non-solicitation provisions as a condition to receiving severance or change-in-control benefits. Our compensation committee believes these arrangements also protect stockholder interests by enhancing our executive officers’ focus during a potential or actual change-in-control by providing incentives to executive officers to remain with the company despite uncertainties about their future role at the company while a transaction is under consideration or pending.
Mr. Rosica's Employment Agreement
Term. Mr. Rosica's agreement was effective as of February 26, 2018. His employment may be terminated at any time, subject to the terms and conditions of his agreement.
Bonus. Mr. Rosica's annual target cash bonus is equal to 120% of his annual base salary. His maximum annual cash bonus is 200% of his target opportunity.
Other Benefits. Mr. Rosica is entitled to benefits available to other full-time employees (such as FPTO), 401(k), health insurance benefits, life insurance and employee stock purchase plan).

Severance. The agreement provides that, if Mr. Rosica's employment is terminated by the company without cause, or by him for good reason, as defined in the agreement, other than in connection with a change of control of the company, he will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year, (i) 12 months base salary, (ii) an amount equal to his target annual cash bonus, and (iii) a pro-rata portion of his bonus at target level for the year of termination, each paid in accordance with the company's regular payroll schedule, plus (y) a lump sum payment equal to 12 times the monthly amount we pay for health benefits, and (z) outplacement services.
In addition, any time-based vesting equity awards held by Mr. Rosica will vest as to an additional number of shares equal to the number of shares that would have vested if he had continued working for 12 months after the date of termination. Performance-based awards continue to vest through the end of the fiscal year of termination.
The agreement also provides that if Mr. Rosica's employment is terminated by the company without cause or by him for good reason within 12 months after a change of control of the company, Mr. Rosica will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year, (i) 24 months base salary, (ii) an amount equal to two times his target annual cash bonus, and (iii) a pro-rata portion of his bonus at target level for the year of termination, each paid in a lump sum, plus (y) a lump sum payment equal to 24 times the monthly amount we pay for health benefits, and (z) outplacement services.
In addition, any time-based vesting equity awards held by Mr. Rosica will vest immediately. Performance-based awards will vest immediately at target levels as determined by the compensation committee.
In the event of his disability, Mr. Rosica will be entitled to receive his base salary for one year, payable in accordance with the company's regular payroll schedule, and (ii) any earned but unpaid bonus earned for the preceding year, payable in a lump sum.
Non-compete. Mr. Rosica is subject to a non-competition obligation extending for either 12 or 24 months after the termination of Mr. Rosica’s employment, depending upon the circumstances of his termination.
Employment Agreement and Offer Letters with our Other Named Executive Officers
The employment terms of our other named executive officers are governed by employment agreements or offer letters, which generally provide for the executive’s salary, sign-on bonus, if any, bonus eligibility, initial equity awards, and other benefits. Each of our executives' respective annual cash bonus is generally set at a target of 50% to 70% of base salary, with a maximum annual cash bonus of 200% of target bonus. Each of our named executive officers are entitled to FPTO and benefits available to other full-time employees (such as 401(k), health insurance benefits, life insurance and employee stock purchase plan).
The employment agreements or offer letters also provide that if we terminate the executive’s employment in the executive's role without cause (as defined in the offer letter or employment agreement), the executive, subject to signing a release of claims against the company, will be entitled to receive, in addition to any unpaid salary and benefits, an amount equal to (i) six or twelve months base salary, (ii) pro-rated annual incentive bonus for the year in which the termination occurs, provided that such bonuses are paid to other officers who remained employed by the company, and (iii) cash payments in lieu of health benefits for six or twelve months following the termination date. In the event of a termination by the company without cause within 12 months after a change-in-control of the company, the executive is entitled to an additional six months of base pay and vesting of 100% of any unvested equity awards. The executive is subject to a non-competition obligation extending for either 12 or 18 months after the termination of their employment, depending upon the circumstances of their termination.
Please see “Compensation Tables - Potential Payments upon Termination or Change-in-Control” for current values of the severance benefits provided to our NEOs.
Tax and Accounting Considerations
In structuring our executive compensation programs, our compensation committee takes into account the impact of various tax and accounting rules, including the impact of Section 409A, Section 280G and Section 162(m) of the Internal Revenue Code, as well as Accounting Standards Codification (ASC) Topic 718.
Section 162(m) provides that a public company may not deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. Prior to the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), this deduction limitation did not apply to certain “performance-based compensation” within the meaning of Section 162(m) and related guidance. However, the Tax Act eliminated the “performance-based compensation” exemption for tax years beginning after December 31, 2017, other than with respect to grandfathered amounts. Due to these changes, we cannot guarantee that previously awarded compensation that was intended to satisfy the "performance-based compensation" exemption will be fully deductible if paid after December 31, 2017. In addition, the Tax Act significantly expanded the definition of "covered employees" under Section 162(m), such that after December 31, 2017, all of our named executive officers will be subject to the limitation on deductibility under Section 162(m).
Our compensation committee has not adopted a policy requiring all executive compensation to be fully deductible. However, the limitation on deductibility imposed by Section 162(m) is one of the considerations we take into account in designing our executive compensation programs. Our compensation committee reserves the right to use its judgment to authorize compensation payments that are not deductible by reason of the Section 162(m) limitation when it believes these payments are appropriate.  Neither the company nor the compensation committee warrants that any compensation payable to an executive or other employee will be deductible.
Compensation Committee Report
The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by language in any such filing.
The compensation committee consists of four non-employee directors: Robert M. Bakish, Elizabeth M. Daley, Daniel B. Silvers and John P. Wallace, each of whom is independent under Nasdaq listing standards. The compensation committee has certain duties and powers as described in its charter adopted by the board of directors. A copy of the charter can be accessed from the corporate governance page in the investor relations section of the company’s website at www.ir.avid.com.
The compensation committee has reviewed and discussed with management the disclosures contained in the section of this proxy statement, entitled “Executive Compensation - Compensation Discussion and Analysis.” Based on this review and discussion, the compensation committee recommended to our board of directors that the section entitled “Executive Compensation - Compensation Discussion and Analysis” be included in this proxy statement for our annual meeting.

Compensation Committee Robert M. Bakish, Chair Elizabeth M. Daley Daniel B. Silvers John P. Wallace

COMPENSATION TABLES
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs during 2022, 2021, and 2020. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above under “Executive Compensation - Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation (5)	Total
Jeff Rosica	2022	$550,000	$—	$2,414,377	$—	$172,260	$—	$13,932	$3,150,569
Chief Executive Officer and President	2021	$550,000	$—	$2,384,476	$—	$683,100	$—	$12,816	$3,630,392
	2020	$486,750	$—	$2,037,631	$—	$545,820	$—	$10,277	$3,080,478

Kenneth L. Gayron	2022	$400,000	$—	$1,234,006	$—	$67,860	$—	$11,055	$1,712,921
Chief Financial Officer and Executive Vice President	2021	$370,000	$—	$1,112,716	$—	$248,918	$—	$1,905	$1,733,539
	2020	$327,450	$—	$992,685	$—	$198,894	$—	$5,040	$1,524,069

Tom Cordiner	2022	$349,810	$—	$858,429	$—	$196,950	$—	$12,754	$1,417,943
Chief Revenue Officer and Senior Vice President	2021	$378,218	$—	$794,810	$—	$411,947	$—	$13,375	$1,598,350
	2020	$338,489	$—	$731,452	$—	$378,925	$—	$14,456	$1,463,322

Kevin W. Riley	2022	$391,000	$—	$858,429	$—	$61,231	$—	$7,385	$1,318,045
Chief Technology Officer and Senior Vice President	2021	$380,000	$—	$635,857	$—	$235,980	$—	$3,604	$1,255,441
	2020	$29,230	$—	$299,749	$—	$—	$—	$138	$329,117

Timothy Claman	2022	$360,000	$—	$697,455	$—	$79,650	$—	$7,681	$1,144,786
General Manager of Video & Media Solutions and Senior Vice President	2021	$308,000	$—	$423,828	$—	$155,771	$—	$7,461	$895,060
	2020	$252,108	$—	$292,658	$—	$88,659	$—	$1,636	$635,061

Dana Ruzicka	2022	$340,000	$—	$747,876	$—	$68,434	$—	$29,063	$1,185,373
former General Manager of Audio & Music Solutions and Senior Vice President	2021	$340,000	$—	$688,731	$—	$119,765	$—	$1,779	$1,150,275
	2020	$300,900	$—	$679,203	$—	$140,590	$—	$3,967	$1,124,660

(1) The amount reported in the "Salary" column reflects the base salary paid to the NEOs during the fiscal year.
(2) Bonus: The company did not pay any discretionary bonuses in 2022.
(3) Stock Awards: See the tables below “Outstanding Equity Awards at 2022 Fiscal Year End” for details on vesting of the awards. This column was prepared assuming none of the RSUs will be forfeited. The amounts reflected in this column do not reflect actual value realized by the NEO but represent the aggregate grant date fair value of RSU awards. The fair value of RSU awards (both with time- and performance-based vesting) is based on the intrinsic value of the awards at the date of grant, as the awards have a purchase price of $0.01 per share. In all cases, the amounts reflected above represent the fair value of the performance-based portion of such awards as of the date of grant, assuming payout were to occur based on probable performance. If payout were to occur based on the achievement of maximum performance, Stock Awards for (a) 2022 would amount to $2,812,500 for Mr. Rosica, $1,437,500 for Mr. Gayron, $1,000,000 for Mr. Cordiner, $1,000,000 for Mr. Riley, and

$812,500 for Mr. Claman; (b) 2021 would amount to $2,812,500 for Mr. Rosica, $1,312,500 for Mr. Gayron, $937,500 for Mr. Cordiner, $750,000 for Mr. Riley, and $500,000 for Mr. Claman; and (c) 2020 would amount to $2,437,500 for Mr. Rosica, $1,187,500 for Mr. Gayron, and $875,000 for Mr. Cordiner, each of which are calculated at the grant date stock price. Messrs. Riley and Claman were not eligible in 2020 for the maximum performance payout. The grant date fair value of the RSU awards granted were computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation as described in Note L, “Capital Stock,” of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of all performance-based RSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts.
(4) Non-Equity Incentive Plan Compensation: These amounts were approved for payment pursuant to the terms of our executive bonus plans for 2022, 2021 and 2020. For a summary of how bonuses were calculated under the 2022 Executive Bonus Plan and 2022 Business Area Bonus Plan and see “Annual Performance-Based Cash Awards.” Mr. Cordiner's 2022 performance-based cash compensation plan was comprised of two components, with a target payout level of 60% of his base salary based on achievement of the metrics under the 2022 Executive Bonus Plan, and a target payout level of 40% of his base salary based on his sales performance during 2022. Messrs. Claman and Ruzicka's 2022 performance-based cash compensation plans were comprised of two components, with effective target payout levels of 25% of their base salaries determined by achievement of the metrics under the 2022 Executive Bonus Plan, and effective target payout levels of 25% of their base salaries based on the 2022 Business Area Bonus Plan.
(5) All Other Compensation: For all U.S. based NEOs, includes company match on 401(k) and imputed income for group term life insurance. For Mr. Rosica only, 2022 and 2021 includes certain legal expenses to seek an extension of a harassment order to legally bar an individual from, among other places, Avid premises. For Mr. Claman only, includes company-paid mobile-work stipend that began in December 2021. For Mr. Ruzicka only, includes company-paid remote-work stipend that began in December 2021 and an accrued vacation payout in 2022. For Mr. Cordiner only, includes company-paid remote-work stipend that began in April 2022, car allowance for each year, and pension match in 2020. See the Other Compensation table that follows for details by NEO.

Name	Year	Commuter Allowance (a)	Company Match on 401(k) (b)	Imputed Income for Group Term Life Insurance	Other (c)
Jeff Rosica	2022	$—	$2,115	$8,316	$3,500
	2021	$—	$—	$8,316	$4,500
	2020	$—	$4,442	$5,835	$0
Kenneth L. Gayron	2022	$—	$9,150	$1,905	$—
	2021	$—	$0	$1,905	$—
	2020	$—	$2,989	$2,051	$—
Tom Cordiner	2022	$11,981	$—	$—	$773
	2021	$11,981	$—	$—	$—
	2020	$11,981	$824	$—	$—
Kevin W. Riley	2022	$—	$5,591	$1,794	$—
	2021	$—	$1,810	$1,794	$—
	2020	$—	$—	$138	$—
Timothy Claman	2022	$—	$4,520	$2,921	$240
	2021	$—	$4,520	$2,921	$20
	2020	$—	$—	$1,636	$—
Dana Ruzicka	2022	$—	$6,150	$1,271	$21,642
	2021	$—	$—	$1,739	$40
	2020	$—	$2,746	$1,221	$—

(a) Commuter allowance reflects car allowance provided to Mr. Cordiner, converted from GBP to U.S. dollars using the currency exchange rate of 1.2102 as of December 31, 2022.

(b) Company match on 401(k) for all US based executives. For Mr. Cordiner, based in the UK, 2020 reflects company match to UK pension scheme, converted from GBP to U.S. dollars using the currency exchange rate of 1.2102 as of December 31, 2022 for purposes of comparison. Mr. Cordiner reached his UK lifetime limit for contributions, thus there is no match for 2021 or 2022.

(c) Represents (i) certain legal expenses for Mr. Rosica to seek an extension of a harassment prevention order to legally bar an individual from, among other places, Avid premises in 2022 and 2021, (ii) a company-paid remote-work stipend that began in April 2022 for Mr. Cordiner, (iii) a company-paid mobile-work stipend that began in December 2021 for Mr. Claman, and (iv) a company-paid remote-work stipend that began in December 2021 and an accrued vacation payout in 2022 for Mr. Ruzicka. See "Other Benefits and Perquisites" for more detail.
Grants of Plan-Based Awards for 2022
The following table sets forth information regarding all plan-based awards granted to our NEOs during 2022. The equity awards to our NEOs shown below were granted under our 2014 Stock Incentive Plan and are also reported in the table entitled "Outstanding Equity Awards at 2022 Fiscal Year-End." For additional information regarding the equity and non-equity incentive plan awards, please refer to “The 2022 Executive Compensation Program in Detail - Annual Performance-Based Cash Awards" and "Long-Term Equity Incentive Compensation.”

Name	Grant Date	Approval Date	Estimated Potential Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Total Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum
Jeff Rosica
(1)			$110,000	$660,000	$1,320,000
(2)	3/16/2022	3/16/2022				36,057	$1,124,480
(3)	3/16/2022	3/16/2022				36,057	$1,289,759
Kenneth L. Gayron
(1)			$43,333	$260,000	$520,000
(2)	3/16/2022	3/16/2022				18,429	$574,801
(3)	3/16/2022	3/16/2022				18,429	$659,205
Tom Cordiner
(6)			$34,981	$209,886	$419,772
(6)			$—	$139,924	$—
(2)	3/16/2022	3/16/2022				12,820	$399,856
(3)	3/16/2022	3/16/2022				12,820	$458,573
Kevin W. Riley
(1)			$39,100	$234,600	$469,200
(2)	3/16/2022	3/16/2022				12,820	$399,856
(3)	3/16/2022	3/16/2022				12,820	$458,573
Timothy Claman
(5)			$15,000	$90,000	$180,000
(6)			$22,500	$90,000	$180,000
(2)	3/16/2022	3/16/2022				10,416	$324,875
(3)	3/16/2022	3/16/2022				10,416	$372,580
Dana Ruzicka
(5)			$14,167	$85,000	$170,000
(5)			$21,250	$85,000	$170,000
(2)	3/16/2022	3/16/2022				11,169	$348,361
(3)	3/16/2022	3/16/2022				11,169	$399,515
(1) These awards represent estimated potential payouts under our 2022 Executive Bonus Plan. Bonus awards under this plan are determined as the result of formulas contained in the plan, which are described in detail under “Annual Performance-Based Cash Awards.” Amounts actually paid under these awards for 2022 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2) For a summary of the vesting conditions, see the section titled "Long-Term Equity Incentive Compensation."
(3) For a summary of the performance vesting conditions for fiscal year 2022, see the section titled “Long-Term Equity Incentive Compensation."
(4) The grant date fair value of the RSU awards granted on March 16, 2022 was computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation as described in Note L, “Capital Stock,” of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reflected above represent the fair value of the performance-based portion of such RSU awards as of the date of grant, assuming payout were to occur based on the achievement of probable performance, except with respect to the RSU awards that vest based on a performance-based schedule tied to our relative TSR to the Russell 2000 index.
(5) Messrs. Claman's and Ruzicka's Non-Equity Incentive Plan amounts were comprised of two components, with an effective target payout level of 25% of his base salary determined by achievement of the metrics under the 2022 Executive Bonus Plan, and an effective target payout level of 25% of his base salary based on the 2022 Business Area Bonus Plan.
(6) Mr. Cordiner's 2022 Non-Equity Incentive Plan amounts were comprised of two components, with a target payout level of 60% of his base salary based on achievement of the metrics under the 2022 Executive Bonus Plan, and a target payout level of 40% of his base salary based on his sales performance during 2022. The sales performance component does not have a threshold or maximum.

Outstanding Equity Awards at 2022 Year End
The following tables set forth information regarding the outstanding equity awards held by each of our NEOs at December 31, 2022.
Outstanding Option Awards at December 31, 2022
There are no outstanding option awards at December 31, 2022.

Outstanding Stock Awards at December 31, 2022

Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock that Have Not Vested (6)
Jeff Rosica
(2)	36,057	$958,756
(3)	36,057	$958,756
(2)	21,553	$573,094
(4)	34,483	$916,903
(2)	13,042	$346,787
(5)	52,167	$1,387,121
Kenneth L. Gayron
(2)	18,429	$490,027
(3)	18,429	$490,027
(2)	10,058	$267,442
(4)	16,092	$427,886
(2)	6,354	$168,953
(5)	25,415	$675,785
Tom Cordiner
(2)	12,820	$340,884
(3)	12,820	$340,884
(2)	7,185	$191,049
(4)	11,494	$305,625
(2)	4,682	$124,494
(5)	18,727	$497,951
Kevin W. Riley
(2)	12,820	$340,884
(3)	12,820	$340,884
(2)	5,747	$152,813
(4)	9,196	$244,522
(2)	8,231	$218,862
Timothy Claman
(2)	10,416	$276,961
(3)	10,416	$276,961
(2)	3,831	$101,866
(4)	6,130	$162,997
(2)	8,048	$213,996
(5)	1,232	$32,759
Dana Ruzicka(7)
(1) See "Potential Payments upon Termination or Change-in-Control" for a description of circumstances in which these awards may be accelerated.
(2) Time-based RSUs vest as follows: (i) 33.3% of the shares vest on the first anniversary of the grant start date, and (ii) 8.33% every three months thereafter.

(3) These Performance-based RSUs will vest based on the achievement of Avid's relative TSR against the Russell 2000 Index over a one-year period from March 15, 2022 to March 15, 2023.  For a summary of the performance vesting conditions, see the section entitled “Long-Term Equity Incentive Compensation."
(4) These Performance-based RSUs will vest based on the achievement of Avid's relative TSR against the Russell 2000 Index over a two-year period from March 15, 2021 to March 15, 2023.  For a summary of the performance vesting conditions, see the section entitled “Long-Term Equity Incentive Compensation."
(5) These Performance-based RSUs will vest based on the achievement of Avid's relative TSR against the Russell 2000 Index over a three-year period from March 15, 2020 to March 15, 2023. For a summary of the performance vesting conditions, see the section entitled “Long-Term Equity Incentive Compensation."
(6) This amount was determined by multiplying the total number of shares of common stock underlying the restricted stock units by $26.59, the closing price of our common stock on Nasdaq on December 31, 2022.
(7) Mr. Ruzicka did not have any outstanding awards as of December 31, 2022.
Option Exercises and Stock Vested for Fiscal Year 2022
The following table sets forth the number of shares acquired upon exercise of stock options by our NEOs in 2022 and the value realized upon exercise, and the number of restricted stock units that vested for our NEOs in 2022 and the aggregate dollar amount realized by our NEOs upon the vesting of the restricted stock units.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Jeff Rosica	—	$—	205,350	$5,949,756
Kenneth L. Gayron	—	$—	148,205	$4,269,355
Tom Cordiner	—	$—	95,925	$2,753,554
Kevin W. Riley	—	$—	23,173	$665,178
Timothy Claman	—	$—	22,084	$640,170
Dana Ruzicka	—	$—	90,090	$2,588,188
(1) This amount is determined by the difference between the sales price of our common stock on the Nasdaq of the underlying options on the exercise date and the exercise price of the options.
(2) This amount represents the total number of shares that vested; however, the company withheld a portion of the shares to satisfy tax withholding obligations.
(3) This amount was determined by multiplying the total number of shares of common stock underlying the restricted stock units by the closing price of our common stock on Nasdaq on the date the RSUs vested less $0.01 per share.
Potential Payments Upon Termination or Change-in-Control
Potential Payments Upon Termination Other Than Following a Change-in-Control
The following table sets forth the estimated benefits that each of our NEOs would be entitled to receive upon termination of his employment (other than a termination in connection with a change-in-control) if we terminated the NEO’s employment without cause or the NEO terminated his employment for good reason, as provided in his executive employment agreement or offer letter. These disclosed amounts assume that the NEO’s employment terminated on December 31, 2022. The amounts disclosed in the table are estimates only and do not necessarily reflect the actual amounts that would be paid to our NEOs, which amounts would only be known at the time that they become eligible for payment following their termination. In order for a NEO to be eligible to receive any of the payments and benefits detailed in the below table, the respective NEO must execute a general release of claims against our company, excluding any claims relating to the company’s obligations with respect to certain severance payments, and continue to abide by the non-competition and non-solicitation obligations in accordance with the terms of his employment.
Because Mr. Ruzicka’s employment ended in December 2022, the only amounts shown in the table below are those that he was entitled to in connection with the termination of his employment.

Named Executive Officer	Severance Amount (1)	Early Vesting of Stock Options (2)	Early Vesting of Restricted Stock and Restricted Stock Units (2)	Other (3)	Total
Jeff Rosica	$1,870,000	$—	$1,363,979	$50,608	$3,284,587
Kenneth L. Gayron	$660,000	$—	$—	$40,608	$700,608
Tom Cordiner (4)	$384,791	$—	$—	$—	$384,791
Kevin W. Riley	$430,100	$—	$—	$8,302	$438,402
Timothy Claman	$360,000	$—	$—	$10,304	$370,304
Dana Ruzicka	$173,049	$—	$—	$28,669	$201,718
(1) The amount represents (i)(a) 12 months annual base salary for Messrs. Rosica and Gayron and (b) six months annual base salary for Messrs. Cordiner, Riley and Claman, in both cases, in effect on the date of termination, plus (ii) target annual non-equity incentive compensation for the year of termination multiplied by a pro-ration percentage reflecting the number of months during the year the executive served (the table above reflects an assumed payout ratio at target bonus). Mr. Rosica is also eligible to receive an amount equal to his annual target bonus. Messrs. Rosica, Gayron, Riley and Claman are entitled to the payment if they are terminated without cause other than due to long-term disability, or they resign for "Good Reason" as set forth in their offer letters. Mr. Ruzicka received 16 weeks of severance pay and a pro-rated 2022 bonus, reflecting the number of months he served.
(2) Mr. Rosica would be entitled to an additional 12 months acceleration of vesting with respect to time-based equity held on the assumed termination date, December 31, 2022. This amount equals with respect to RSUs, the number of shares of restricted stock units that would have vested based on the acceleration multiplied by $26.58, representing the closing price of our common stock on Nasdaq on December 30, 2022 less $0.01 per share.

(3) Includes (i) $30,000 for outplacement services for Mr. Rosica and $20,000 for outplacement for Mr. Gayron, and (ii) payments in lieu of medical benefits continuation for each NEOs as follows: 12 months for each of Messrs. Rosica and Gayron for an amount of $20,608, and six months for each of Messrs. Riley and Claman for the amounts of $8,302 and $10,304, respectively. Mr. Ruzicka received four months of COBRA subsidy totaling $7,507 and an accrued vacation payout of $21,162.
(4) In addition to the amount shown, Mr. Cordiner would be entitled to his pro-rated target sales commission.
Potential Payments Upon Termination Following a Change-in-Control or During a Potential Change-in-Control
The following table sets forth the estimated benefits that each of our NEOs as of December 31, 2022 would be entitled to receive if his employment were terminated by us without cause or if he terminates his employment with us for good reason within 12 months after a change-in-control of our company. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change-in-control of our company were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the change-in-control of our company occurred on December 31, 2022 and the NEO’s employment was immediately terminated. In order for a NEO to be eligible to receive any of the below payments and benefits, he must execute a general release of claims against our company, excluding any claims relating to the company’s obligations with respect to certain severance payments, and continue to abide by the non-competition and non-solicitation obligations in accordance with the terms of his employment.
Mr. Ruzicka is not shown in the table because his employment terminated in September 2022, not following a change-in-control of the company.

Named Executive Officer	Severance Amount (1)	Early Vesting of Stock Options (2)	Early Vesting of Restricted Stock and Restricted Stock Units (2)	Other (3)	Total
Jeff Rosica	$3,080,000	$—	$1,877,930	$71,216	$5,029,146
Kenneth L. Gayron	$1,250,000	$—	$926,074	$50,912	$2,226,986
Tom Cordiner (4)	$769,581	$—	$656,180	$—	$1,425,761
Kevin W. Riley	$625,600	$—	$178,073	$16,604	$820,277
Timothy Claman	$540,000	$—	$156,337	$20,608	$716,945

(1) For Mr. Rosica, this amount represents (i) 24 months annual base salary in effect on the date of termination, plus (ii) two times the target annual cash incentive compensation for the year of termination, plus (iii) the target annual cash incentive compensation for the year of termination multiplied by a pro-ration percentage reflecting the number of months during the year the executive served. For Mr. Gayron, this amount represents (i) 18 months base salary in effect on the date of termination, plus (ii) one and a half times the target annual cash incentive compensation for the year of termination, plus (iii) the target annual cash incentive compensation for the year of termination multiplied by a pro-ration percentage reflecting the number of months during the year the executive served. For Mr. Cordiner, this amount represents (i) 12 months base salary in effect on the date of termination, plus (ii) one times the target annual cash incentive compensation for the year of termination, plus (iii) the target annual cash incentive compensation for the year of termination multiplied by a pro-ration percentage reflecting the number of months during the year the executive served. For Messrs. Riley and Claman, this amount represents (i) 12 months base salary in effect on the date of termination, plus (ii) the target annual cash incentive compensation for the year of termination multiplied by a pro-ration percentage reflecting the number of months during the year the executive served.
(2) Messrs. Rosica, Gayron and Cordiner would be entitled to full acceleration of vesting with respect to time-based equity held on the assumed termination date, December 31, 2022. Messrs. Claman and Riley would be entitled to 25% acceleration of vesting with respect to time-based equity held on the assumed termination date of December 31, 2022. This amount equals with respect to RSUs, the number of shares of RSUs that would have vested based on the acceleration multiplied by $32.57, representing the closing price of our common stock on Nasdaq on December 31, 2022 less $0.01 per share. Messrs. Rosica and Gayron would also be entitled to full acceleration of performance-based equity vesting schedules at the target level as determined by the compensation committee.
(3) Includes (i) $30,000 for outplacement services for Mr. Rosica and $20,000 for outplacement for Mr. Gayron and (ii) payments in lieu of medical benefits continuation for each NEO as follows: 24 months for Mr. Rosica for an amount of $41,216; 18 months for Mr. Gayron for an amount of $30,912; and 12 months for each of Messrs. Riley and Claman for amounts of $16,604 and $20,608, respectively.
(4) In addition to the amount shown, Mr. Cordiner would be entitled to his pro-rated target sales commission.
Potential Payments Upon Termination Due to Death or Disability
Upon termination of employment due to death, each U.S.-based NEO or their estate would be entitled to receive an amount equal to double (quadruple for U.K.-based) their annual base salary in effect on the date of death, and an additional 12 months of vesting on all time-based unvested options, restricted stock and restricted stock units. For example, upon his death, Mr. Rosica or his estate would be entitled to receive $4,296,309. This amount represents $1,000,000, the maximum allowed life insurance benefit, as double Mr. Rosica's annual base salary in effect on the date of death (currently $550,000) exceeds the maximum, plus (ii) the value to Mr. Rosica of 12 months of acceleration of time-based unvested options, restricted stock and restricted stock units. In the event of disability, the payment amount is offset by any benefit payable under the company’s long-term disability plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information with respect to stock options and other equity awards under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted‑ Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (3)
Equity Compensation Plan Approved by Security Holders (4)	1,078,276	$0.01	1,098,653
Equity Compensation Plans Not Approved by Security Holders	—	$—	—
Total	1,078,276	$0.01	1,098,653
(1)     Includes time and performance-based restricted stock units outstanding under our 2014 Stock Incentive Plan since no warrants or other rights were outstanding as of December 31, 2022.
(2)     The weighted average exercise price of outstanding options does not take into account RSUs, which have a de minimis purchase price.
(3)    Excludes the number of securities to be issued upon the exercise of outstanding options, warrants and rights.
(4)     Amended and Restated 2014 Stock Incentive Plan.

CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K, we are required to provide the following information with respect to fiscal year 2022:
•The median of the annual total compensation of all employees of our company (other than Mr. Rosica, our CEO), was $91,541;
•Mr. Rosica's annual total compensation was $3,150,569; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2022 was 34.4 to 1.
We employed the following methodology, material assumptions, adjustments and estimates to identify the median paid employee and determine such employee’s annual total compensation:
•Employee Population Measurement Date: We used December 1, 2022 as the date to determine our employee population. As of this date, our employee population consisted of approximately 1,501 individuals working at our parent company and consolidated subsidiaries, with 41% of these individuals located in the Americas, 33% located in Europe, and 26% located in Asia.
•Compensation Time Period: We measured compensation for the above employees using the 12-month period ending December 31, 2022.
•Consistently Applied Compensation Measure: To find the annual total compensation of all our employees (other than our CEO), we used the base salary plus target incentives from our internal HR system. To calculate the annual salary for the hourly population, the rate per hour was multiplied by the number of regularly scheduled hours per week, which was then multiplied by 52 weeks. The annual salary, not full-time equivalent, was used for any part-time employees. For any employees hired during the 2022 calendar year, an annualized salary was used for calculation purposes.
•Determining Median Employee Pay. Using this methodology, we determined that our median employee was a full-time, salaried employee located in the United States, with wages and overtime pay for the 12-month period ending December 31, 2022, in the amount of $87,479.
•Determining Median Employee’s Pay for CEO Ratio: With respect to our median employee, we then identified and calculated the elements of such employee’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $91,541. The difference between such employee’s wages and overtime pay and the employee’s annual total compensation represents a 401(k) match, imputed income for group term life insurance, and the value of such employee’s annual bonus payment for 2022. The bonus would be representative of the annual program that is reflected in the proxy for the CEO.
•Determining CEO’s Pay for CEO Ratio: With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column (column j) of our "Summary Compensation Table" included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.
Pay Versus Performance
The following table sets forth the compensation actually paid to the Company's principal executive officer, or "PEO", Mr. Rosica, the average compensation actually paid to the NEOs other than Mr. Rosica, and several measures of the company’s financial performance, in each case over a three-year period. The Company's PEO and Non-PEO NEOs receive both time-based RSU awards and performance-based RSU awards. For additional information see "Elements of Executive Compensation" above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based on: (5)		Net Income	Strategic Revenue (6)
					Total Shareholder Return	Peer Group Total Shareholder Return
2022	$3,150,569	$1,196,856	$1,355,814	$297,350	$310	$146	$55,241,000	$261,175,000
2021	$3,630,392	$12,626,949	$1,438,266	$3,971,959	$380	$205	$41,388,000	$230,854,000
2020	$3,080,478	$8,322,268	$1,243,429	$2,272,161	$185	$139	$11,062,000	$197,006,000
(1) Mr. Rosica was the PEO for all three years disclosed.
(2) The SEC's "Pay versus Performance" rules require specific adjustments to previously disclosed Summary Compensation Table totals to determine “compensation actually paid”, as reported in the “Pay versus Performance” table above. The Pay Versus Performance table above and the valuation adjustments integrated therein do not show value actually realized, and instead show only value that could potentially have been realized at a specific point in time. The adjustments noted in the table below were made to Summary Compensation Table totals for Mr. Rosica for each year to determine the compensation actually paid.

Year	Summary Compensation Table Total for PEO	Deduct Value of Equity Awards (a)	Add Value of Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$3,150,569	$2,414,377	$460,664	$1,196,856
2021	$3,630,392	$2,384,476	$11,381,033	$12,626,949
2020	$3,080,478	$2,037,631	$7,279,421	$8,322,268
(a) Represents the grant date fair value of equity-based awards, as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) For each applicable year, the adjustments to equity awards require the addition (or subtraction, as applicable) of the following: (i) the fair value at year-end of any awards granted in the applicable year still outstanding and unvested at the end of that year; (ii) the amount of change in fair value from the end of the prior year to the end of the applicable year of any awards granted in prior years that are still outstanding and unvested; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount of change in fair value from the end of the prior year to the vesting date; and (v) for awards granted in prior years that fail to meet their vesting conditions during the applicable year, a deduction of the fair value at the end of the prior fiscal year. Time-based RSUs are fair valued using the closing stock price as of any given valuation date. Performance-based RSUs are fair valued using a "Monte Carlo" simulation.
The amounts deducted or added in calculating the average equity award adjustments, consistent with those described in footnote 2 above, are as follows:

Year	Year End Value of Current Year Equity Awards	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Value as of Vesting Date for Current Year Awards That Vested in the Year	Change in Value as of Vesting Date for Prior Year Awards that Vested in the Year	Value as of Prior Year End of Equity Awards Forfeited in the Year	Total Equity Award Adjustments
2022	$1,992,269	$(837,576)	N/A	$(694,029)	N/A	$460,664
2021	$3,925,808	$4,255,547	N/A	$3,199,678	N/A	$11,381,033
2020	$5,840,057	$1,739,193	N/A	$(299,828)	N/A	$7,279,421
(3) In 2022, the other NEOs were Mr. Gayron, Mr. Cordiner, Mr. Riley, Mr. Claman, and Mr. Ruzicka. In 2021, the other NEOs were Mr. Gayron, Mr. Cordiner, Mr. Riley, and Mr. Lior Netzer. In 2020, the other NEOs were Mr. Gayron, Mr. Cordiner, Mr. Claman, Mr. Ruzicka, and Mr. Jason Duva.
(4) Represents compensation actually paid for NEOs other than Mr. Rosica. The amounts shown and the valuation adjustments integrated therein do not show value actually realized, and instead show only value that could potentially have been realized at a specific point in time. Non-PEO NEO Compensation Actually Paid is heavily impacted by the departures of Mr. Ruzicka in 2022 and Mr. Duva in 2020, and related forfeitures of equity awards. In accordance with SEC rules, the adjustments noted in the table below were made to Summary Compensation Table totals for the Non-PEO NEOs for each year to determine the compensation actually paid to the Non-PEO NEOs, using the same methodology described in footnote 2 above:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Deduct Average Value of Equity Awards	Add Value of Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,355,814	$879,239	$(179,225)	$297,350
2021	$1,438,266	$794,810	$3,328,503	$3,971,959
2020	$1,243,429	$706,390	$1,735,121	$2,272,161
(a) The amounts deducted or added in calculating the average equity award adjustments, consistent with those described in footnote 2 above, are as follows:

Year	Year End Value of Current Year Equity Awards	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Value as of Vesting Date for Current Year Awards That Vested in the Year	Change in Value as of Vesting Date for Prior Year Awards that Vested in the Year	Value as of Prior Year End of Equity Awards Forfeited in the Year	Total Equity Award Adjustments Averages (i)
2022	$3,010,438	$(955,203)	N/A	$(1,374,468)	$(1,576,890)	$(179,225)
2021	$4,831,187	$5,692,740	N/A	$2,790,084	$—	$3,328,503
2020	$7,371,654	$2,627,055	N/A	$(472,303)	$(850,800)	$1,735,121
(i) Averages computed by dividing the sum of all fields by the number of Non-PEO NEOs applicable in each year: 5 Non-PEO NEOs in 2022, 4 Non-PEO NEOs in 2021, and 5 Non-PEO NEOs in 2020.
(5) TSR is determined based on the value of an initial fixed investment of $100 in the Company's common stock on December 31, 2019, assuming the reinvestment of any dividends. The Company has not declared or paid any dividends. The Peer Group Total Shareholder Return, or "TSR" represents TSR of the Company's peer group using the same peer group included in the Company's stock performance graph in Item 5 of its annual report on Form 10-K for Fiscal Year 2022. The peer group was composed of: 3D Systems Corporation, A10 Networks Inc., Altair Engineering, Inc., Benefitfocus Inc., Box, Inc., Brightcove Inc., Calamp Corporation, Calix, Inc., Harmonic, Inc., IMAX Corporation, Edgio Inc., Microstrategy Inc., OneSpan Inc., Progress Software Corporation, Ribbon Communications Inc., and Shutterstock, Inc.
(6) Strategic Revenue is defined as subscription and maintenance revenue as reported in our Form 10-K, except measured at constant currency.
The chart below reflects the relationship between Compensation Actually Paid to the PEO, the average compensation actually paid to the Non-PEO NEOs, and TSR, both for the Company and for the Company's peer group for the three years ended December 31, 2022, 2021, and 2020.

Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
400
350
300
250
200
150
100
50
0
TSR
2020
2021
2022
Year Ended December 31,
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Avid Technology, Inc. TSR
Peer Group TSR

The chart below reflects the relationship between Compensation Actually Paid to the PEO, the average compensation actually paid to the Non-PEO NEOs, and the Company's Net Income for the three years ended December 31, 2022, 2021, and 2020.

Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Net Income
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
2020
2021
2022
Year Ended December 31,
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

The chart below reflects the relationship between Compensation Actually Paid to the PEO, the average compensation actually paid to the Non-PEO NEOs, and the Company's Strategic Revenue for the three years ended December 31, 2022, 2021, and 2020.

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
Strategic Revenue
2020
2021
2022
Year Ended December 31,
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Strategic Revenue

The Company considers the following financial performance measure, in no particular order, to be the most important used to link compensation actually paid to NEOs, for 2022, to the Company's performance: Strategic Revenue, Free Cash Flow, Adjusted EBITDA, (each as defined under "Annual Performance-Based Cash Awards.") and Contribution Margin. The Company considers these metrics to be the most important metrics for this purpose because they are directly linked to non-equity incentive compensation for NEOs, which, second to the impact of equity incentive compensation linked to the Company's TSR relative to the Russel 2000 index, has the most significant variable impact on NEO compensation.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Summary
On April 18, 2023, our audit committee, pursuant to its charter, appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are asking stockholders to ratify our audit committee’s selection.
We are not required to have the stockholders ratify the selection of BDO as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain BDO, but may retain such independent auditor. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders.
Representatives of BDO are expected to be present at the annual meeting via teleconference. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from our stockholders.
Board Recommendation
Our board of directors recommends that our stockholders vote FOR the ratification, by a non-binding advisory vote, of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees and related expenses billed by BDO for professional services rendered for the audit of the financial statements for the years ended December 31, 2021 and 2022, respectively.

	in Thousands
	2022	2021
Audit Fees	$2,716	$1,988
Audit-Related Fees	$ -	$ -
Tax Fees	$192	$159
All Other Fees	$ -	$ -
Total	$2,908	$2,147

Audit Fees. The audit fees listed were for professional services rendered by BDO in connection with work done in preparation of the audits of the consolidated financial statements included in our annual reports on Form 10-K, audit of our internal control over financial reporting for and as of the years ended December 31, 2021 and 2022, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits for certain of our international subsidiaries, issuance of consents, and assistance with the review of documents filed with the SEC.

Tax Fees. The tax fees listed were for services related to tax compliance, tax advice and tax planning services rendered with respect to the years ended December 31, 2021 and 2022 by BDO. Tax compliance services include primarily the preparation or review of original and amended tax returns. Tax advice and tax planning services relate to consultations regarding transfer pricing, and tax attribute limitations under Section 382 of the Internal Revenue Code regarding change of ownership rules.
All of these services were approved by our audit committee.

Pre-Approval Policies and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee. Any pre-approved audit or non-audit services are detailed as to the particular type of services to be provided and are generally subject to a maximum dollar amount.
Audit Committee Report
The audit committee assists our board in its oversight of our financial reporting process. The audit committee’s responsibilities are more fully described in its charter, which can be accessed from the corporate governance page in the investor relations section of our website at http://ir.avid.com.
The audit committee has reviewed the company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and has discussed these consolidated financial statements with management. The company’s management is responsible for internal control and the financial reporting process. The audit committee regularly discusses the reports relating to internal control over financial reporting submitted to the audit committee by the internal auditor, who has unrestricted access to the audit committee. The company’s independent registered public accounting firm is responsible for performing an independent audit of (i) the company’s consolidated financial statements, and (ii) the effectiveness of the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and for issuing reports thereon.
The audit committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended December 31, 2022 and the matters required to be discussed by the auditing standards of the PCAOB.
The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the committee has discussed with the independent registered public accounting firm its independence from the company.
Based on its discussions with the company’s management and the independent registered public accounting firm, as well as its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2022.

AUDIT COMMITTEE
Nancy Hawthorne, Chair Paula E. Boggs Daniel B. Silvers John P. Wallace Peter M. Westley

PROPOSAL 3 - AMENDMENT TO OUR 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
Proposal Summary
We believe stock-based incentive compensation aligns the interests of our key employees, executive officers, non-employee directors, consultants and advisors with the interests of our stockholders. On October 29, 2014, our stockholders approved our 2014 Stock Incentive Plan. The plan was amended in 2017, 2018, 2020, 2021 and in 2022 to increase the number of shares of common stock available for issuance. We refer to the 2014 Stock Incentive Plan, as amended through 2022, as the 2014 Plan.
The 2014 Plan currently authorizes 10,540,000 shares of common stock (subject to adjustment for stock splits and similar events) for issuance. No shares previously authorized under our Amended and Restated 2005 Stock Incentive Plan were carried over to the 2014 Plan, and no further awards were granted under the Amended and Restated 2005 Stock Incentive Plan after the adoption of the 2014 Plan. As of March 30, 2023, there remained 769,592 shares authorized and available for issuance under the 2014 Plan and 1,515 people were eligible to participate in the 2014 Plan.
We are asking our stockholders to approve an amendment to the 2014 Plan to increase the shares authorized for issuance under the 2014 Plan by an additional 650,000 shares so that we may continue to provide stock-based incentive compensation to attract, retain and reward key individuals who are critical to our long-term success. This amendment to the 2014 Plan will enable our board to award incentive and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our employees, executive officers, outside directors, consultants and advisers. Awards to all of these individuals, except for outside directors, may be performance-based.
If stockholders do not approve the proposal to increase the number of shares of common stock available under the 2014 Plan, the company expects that it will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ and officers’ overall compensation beginning in 2024. As such, the company believes its ability to retain and attract talented personnel will be adversely affected due to the ability of the company’s competitors to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our key employees to maintain competitive levels of compensation. Furthermore, our ability to align compensation with the interests of stockholders would be greatly diminished.
This proposed amendment to the 2014 Plan (which we refer to collectively, with the remainder of the 2014 Plan, as the "Amended and Restated 2014 Plan"), which would increase the shares authorized for issuance under the plan by an additional 650,000 shares, was recommended by the compensation committee and approved by our board on April 18, 2023, subject to stockholder approval.
On March 30, 2023, the last reported bid price of our common stock was $31.04 per share.
Board Recommendation
Our board of directors recommends that the stockholders vote “FOR” approval of the amendment to our 2014 Plan to increase by an additional 650,000 shares the number of shares authorized for issuance under the 2014 Plan.
Highlights of the Amended and Restated 2014 Plan
The following plan highlights, and the plan description that follows, are qualified in their entirety by reference to the full text of the Amended and Restated 2014 Plan, a copy of which is attached as Appendix A to this proxy statement.
Our board of directors believes that the following features of the Amended and Restated 2014 Plan are closely aligned with the interests of our stockholders and are consistent with sound corporate governance practices:

•Option Exercise Price Must Not Be Lower Than Fair Market Value. The Amended and Restated 2014 Plan prohibits the granting of stock options or stock appreciation rights with exercise prices lower than 100% of the fair market value of the underlying shares on the date of grant, except for substitute awards made in connection with a merger or other corporate transaction.
•No Repricings Without Stockholder Approval. Other than in connection with a stock split or similar change in the number of outstanding shares, the Amended and Restated 2014 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.
•Limited Grants of Awards to Non-Employee Directors. We may grant options, stock appreciation rights (SARs), restricted stock, restricted stock units, or a combination of these awards upon a non-employee director’s initial election to our board of directors and annually for their continued service on the board. The Amended and Restated 2014 Plan limits the “expected value” of these awards to a dollar amount determined by our compensation consultant based on a review of compensation paid by peer companies; this dollar amount for any award may not exceed $230,000 as of the date of grant. The expected value of an option or SAR is the value of the award on the date of grant, as determined by our board of directors using a reasonable valuation method. The expected value for restricted stock and restricted stock units is the fair market value of our common stock covered by the award on the date of grant.
•Duration of Stock Options. Options and SARs may not be exercised more than ten years after the date of grant.
•Share Counting. Shares tendered to us by a participant in the Amended and Restated 2014 Plan to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation, will not be available for the future grant of awards. Also, shares that we purchase on the open market do not become available for issuance as future awards under the Amended and Restated 2014 Plan. For options and stock appreciation rights that may be settled in common stock, the full number of shares subject to the option or stock appreciation right will be counted against the shares available under the Amended and Restated 2014 Plan regardless of the number of shares actually used to settle such option or stock appreciation right upon exercise.
Description of the Amended and Restated 2014 Plan
Authorized Shares and Share Counting

If approved by stockholders, the Amended and Restated 2014 Plan would authorize 11,190,000 shares of common stock for issuance pursuant to awards thereunder. For purposes of counting the number of shares available:
•All shares of common stock covered by independent SARs (i.e., SARs not granted in tandem with an option) that may be settled in common stock (including SARs that may be settled in either cash or common stock) will be counted against the number of shares available for the grant of awards. Independent SARs that may be settled only in cash will not be counted against the number of shares available for the grant of awards.
•If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to the award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any shares of common stock not being issued, the unused shares of common stock covered by the award will again be available for the grant of awards; provided, however, that in the case of options and SARs that may be settled in common stock (including options and SARs that may be settled in common stock or cash), the full number of shares subject to the option or SAR will be counted against the shares available under the Amended and Restated 2014 Plan regardless of the number of shares actually used to settle such option or SAR upon exercise.
•Shares of common stock tendered to us by a participant in the Amended and Restated 2014 Plan to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation, will not be added back to the number of shares available for the future grant of awards.
•Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future award grants.

Types of Awards

The Amended and Restated 2014 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock, restricted stock units, SARs and other stock-based awards.
Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are set forth in the stock option agreement. The exercise price for options may not be less than 100% of the fair market value of our common stock on the date of grant (or, if the exercise price is to be determined after the grant date, the exercise price may not be less than 100% of the fair market value on that future date). The exercise period for any option must expire no later than ten years after the date of grant. In accordance with tax requirements, additional restrictions apply to the exercise price and expiration date of incentive stock options granted to optionees holding more than 10% of the voting power of our company. Such options may not be granted at an exercise price less than 110% of the fair market value on the date of grant and must expire no later than five years after the date of grant.
Without stockholder approval, no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of that option, except in connection with a stock split or similar event. Our board of directors may not, without stockholder approval, cancel any outstanding options and grant in substitution for those options new options under the Amended and Restated 2014 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the canceled options (except for substitute awards made in connection with a merger or other corporate transaction). In addition, no option may contain any provision entitling the holder of the option to the automatic grant of additional options in connection with the exercise of the original option. The Amended and Restated 2014 Plan permits the following forms of payment of the exercise price of options:
•Cash or check;
•Net share settlement or a similar procedure;
•Surrender of certain shares of common stock to us;
•Any other lawful means acceptable to us; or
•Any combination of these forms of payment.
Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount of common stock or cash determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of our common stock or on a comparison of appreciation with some other measure of market growth, such as appreciation in a recognized market index.
The exercise price for any SAR may not be less than 100% of the fair market value of our common stock on the date of grant (and, if the exercise price is to be determined after the grant date, the exercise price may not be less than 100% of the fair market value on that future date). The exercise period for any SAR must expire no later than ten years after the date of grant. Without stockholder approval, no outstanding SAR may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the outstanding SAR, except in connection with a stock split or similar event. Our board of directors may not, without stockholder approval, cancel any outstanding SAR and grant in substitution for that SAR a new award under the Amended and Restated 2014 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the canceled SAR (except for substitute awards made in connection with a merger or other corporate transaction).
Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards grant recipients shares of common stock, subject to our right to repurchase all or part of those shares from the recipient (or to require forfeiture of such shares if issued at no cost) if the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period. Restricted stock unit awards entitle the recipient to receive shares of common stock in the future, or an amount of cash equal to the value of shares of common stock to be delivered in the future, subject to specified vesting conditions determined by our board of directors.

Other Stock-Based Awards. The Amended and Restated 2014 Plan allows our board of directors to grant other stock-based awards having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions or to be delivered in the future and the grant of securities convertible into shares of common stock.
Vesting Conditions
Awards granted under the Amended and Restated 2014 Plan may vest on the basis of the passage of time, on the achievement of specified performance criteria, or a combination of both. Restricted stock, restricted stock units, and other stock-based awards that vest solely on the passage of time generally may not vest before the first anniversary of the date of grant. However, subject to the requirements of Section 162(m) of the Internal Revenue Code (for certain grandfathered performance-based awards), our board of directors or its designee has discretion to accelerate vesting in extraordinary circumstances, including a participant’s change in employment status, certain corporate transactions, a participant’s estate planning needs, and other nonrecurring significant events that affect us, a participant, or the Amended and Restated 2014 Plan.

Eligibility to Receive Awards
Our employees, officers, non-employee directors, consultants and advisers are eligible to be granted awards under the Amended and Restated 2014 Plan. The maximum number of shares of common stock with respect to which awards may be granted or paid to any participant under the Amended and Restated 2014 Plan is 1,000,000 shares per calendar year. The maximum amount payable to a participant pursuant to performance-based awards settled in cash is $7,000,000 per calendar year. As of March 30, 2023, approximately 1,515 persons were eligible to receive awards under the Amended and Restated 2014 Plan, including all of our executive officers and nine non-employee directors. The granting of awards under the Amended and Restated 2014 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
Non-employee directors may receive awards only pursuant to Section 7 of the Amended and Restated 2014 Plan, which provides for an initial award upon an non-employee director’s commencement of service on our board of directors, and annual awards thereafter for such director's continued service on the board. The expected value of each award will be determined in consultation with our compensation consultant based on a review of compensation paid by peer companies; the expected value of each award, as defined above, will not exceed $230,000 as of the date of grant.
Stock options granted to non-employee directors generally vest in full on the first anniversary of the date of grant. Restricted stock and restricted stock units granted to non-employee directors may not vest before the first anniversary of the date of grant, except in extraordinary circumstances, including a director’s death or disability, a director’s attainment of mandatory retirement age or retirement following at least seven years of service, certain corporate transactions, and other nonrecurring significant events that affect us, a director, or the Amended and Restated 2014 Plan.

Administration
The Amended and Restated 2014 Plan will be administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2014 Plan and to interpret the provisions of the Amended and Restated 2014 Plan and award agreements entered into under the Amended and Restated 2014 Plan. Our board of directors may delegate authority under the Amended and Restated 2014 Plan to a committee or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Amended and Restated 2014 Plan, including the granting of awards to executive officers. In addition, our board of directors may delegate to one or more of our employees the power to grant awards to one or more employees, subject to such guidelines as the board may establish. No employee may grant awards to any of our executive officers (as defined by Rule 3b-7 under the Exchange Act) or officers (as defined by Rule 16a-1 under the Exchange Act).

Subject to any limitations contained in the Amended and Restated 2014 Plan or applicable law, our board of directors, our compensation committee, our chief executive officer, or any other employee or committee to which our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:
•The number of shares of common stock covered by options and the dates upon which the options become exercisable;

•The exercise price of options and SARs, which may not be less than 100% of the fair market value of our common stock on the date of grant (except for substitute awards made in connection with a merger or other corporate transaction);
•The duration of options and SARs, which may not exceed ten years; and
•The number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based award and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price, if applicable.
Our board of directors is required to make appropriate adjustments in connection with the Amended and Restated 2014 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended and Restated 2014 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:
•Any merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled;
•Any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or
•The liquidation or dissolution of our company.
In connection with a reorganization event, our board of directors may take any one or more of the following actions with respect to awards, other than awards of restricted stock, under the Amended and Restated 2014 Plan:
•Provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;
•Provide that a participant’s unexercised awards will terminate immediately before the consummation of the reorganization event unless exercised by the participant within a specified period;
•Provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part before or upon the reorganization event;
•For a reorganization event under the terms of which holders of common stock will receive upon consummation of that event a cash payment, which we refer to as the acquisition price, for each share surrendered in the reorganization event, make or provide for a cash payment to a participant equal to the excess, if any, of the acquisition price times the number of shares of common stock subject to the participant’s awards (to the extent the exercise price does not exceed the acquisition price) over the aggregate exercise price of all outstanding awards and any applicable tax withholdings, in exchange for the termination of the awards;
•Provide that, in connection with the liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price and any applicable tax withholdings); and
•Any combination of the foregoing.
With regard to restricted stock awards, upon the occurrence of a reorganization event, other than the liquidation or dissolution of our company, our repurchase and other rights under outstanding restricted stock awards will inure to the benefit of the acquiring or succeeding corporation (subject to the authority of our board of directors to accelerate vesting, as described above). Unless our board of directors determines otherwise, such rights will apply to the cash, securities or other property that the common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the award of restricted stock. Upon the occurrence of a reorganization event involving the liquidation or dissolution of our company, except to the extent specifically provided to the contrary in the restricted stock agreement or any other agreement between a participant and us, all restrictions and conditions on all awards of restricted stock then outstanding will automatically be deemed terminated or satisfied.

Amendment or Termination
No award may be made under the Amended and Restated 2014 Plan after October 29, 2024, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the Amended and Restated 2014 Plan. However, without the approval of our stockholders, no amendment may:

•Materially increase the number of shares authorized under the Amended and Restated 2014 Plan (except in connection with a stock split or similar event);
•Materially expand the class of participants eligible to participate in the Amended and Restated 2014 Plan;
•Expand the types of awards provided under the Amended and Restated 2014 Plan; or
•Make any other changes that require stockholder approval under Nasdaq rules.

In addition, if at any time the approval of our stockholders is required for any other modification or amendment under Section 422 of the Internal Revenue Code with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval.
If our stockholders do not approve the adoption of the amendment, the 2014 Plan will have insufficient shares remaining for issuance pursuant to awards thereunder. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

U.S. Federal Income Tax Consequences
The following summarizes the U.S. federal income tax consequences that will generally arise with respect to awards granted under the Amended and Restated 2014 Plan. This summary is based on the U.S. tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the Amended and Restated 2014 Plan will be either exempt from or compliant with Section 409A of the Internal Revenue Code. Changes to U.S. tax laws could alter the tax consequences described below. This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards, and does not discuss estate, gift, employment, and net investment income taxes or the tax laws of any municipality, state, or foreign country. However, we note while FICA taxes (Social Security, Medicare, and additional Medicare tax for high-income earners) are generally due when an employee recognizes compensation income, such taxes may be due earlier for grants of certain awards, such as restricted stock units. We (or a designated payer) will generally satisfy any statutory tax withholding obligations in connection with the exercise or payment of an award and may require the participant to pay taxes required to be withheld as a condition to exercise or receipt of an award.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. A participant will not recognize ordinary income upon exercise of an incentive stock option; however, a participant may be liable for payment of alternative minimum tax in connection with the exercise of an incentive stock option. A participant must be an employee of ours or of our 50% or more-owned corporate subsidiaries in order for an option to qualify as an incentive stock option. In addition, a participant must exercise the option no later than three months after termination of employment for any reason other than permanent and total disability or death. If a participant’s employment terminates due to permanent and total disability, the participant has one year to exercise an incentive stock option. If a participant’s employment terminates due to death, the participant’s estate (or the person who inherited the option by bequest or inheritance) has one year to exercise the incentive stock option. If an incentive stock option is not exercised by the deadlines described above, the option is treated as an non-statutory option for income tax purposes, as described below.
A participant will have income upon the sale of shares of common stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, all of the profit will be long-term capital gain. If a participant sells the stock before satisfying these waiting periods, the participant will have engaged in a disqualifying disposition, in which case the participant will realize (a) ordinary income equal to the excess, if any, of the lesser of the proceeds received or the value of the shares on the date of exercise over the exercise price and (b) capital gain equal to the excess, if any, of the proceeds received over the value of the shares on the date of exercise. The capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have ordinary income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant will have ordinary income upon the exercise of a stock appreciation right equal to the value of the stock and/or cash received on the day the participant exercised the stock appreciation right less the exercise price. Upon the sale of any stock acquired from exercising a stock appreciation right, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Restricted Stock. A participant will not have income upon the grant of shares of stock that are restricted unless the participant makes an election under IRC Section 83(b) within 30 days of the date of grant. Shares are considered “restricted” for tax purposes if they are nontransferable and subject to a substantial risk of forfeiture. If a timely Section 83(b) election is made, then a participant will have ordinary income on the date of grant equal to the value of the stock on the date of grant less any purchase price paid by the participant for the restricted stock. If shares are forfeited before the restrictions lapse, the participant will not be entitled to a corresponding deduction. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the date of grant and otherwise will be short-term.
If the participant does not make a Section 83(b) election, the participant will recognize ordinary income on the earliest date on which either the substantial risk of forfeiture lapses or the stock becomes transferable in an amount equal to the value of the stock on such date less any purchase price paid by the participant for the stock. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date on which either the substantial risk of forfeiture lapses or the stock becomes transferable. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.
Restricted Stock Units. On the date of delivery of cash or stock pursuant to a restricted stock unit, a participant will have ordinary income equal to the amount of cash or the fair market value of the stock on such date less any purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit. If the restricted stock unit is settled in stock, then the participant will have capital gain or loss when the stock is sold, equal to the sales proceeds less the value of the stock on the date that such stock was delivered to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based awards granted under the Amended and Restated 2014 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us.  We may be entitled to a federal income tax deduction when a participant has ordinary income for the same amount as the participant’s ordinary income. However, IRC Section 162(m) imposes a $1 million annual limit on the amount of compensation that we may deduct with respect to our chief executive officer, chief financial officer, our three highest-paid officers other than the chief executive officer and chief financial officer, and certain other employees and former employees.

PROPOSAL 4 - AMENDMENT OF OUR CHARTER TO PROVIDE FOR THE EXCULPATION OF OUR OFFICERS AS PERMITTED BY DELAWARE LAW
Proposal Summary
The Delaware General Corporation Law (the “DGCL”) was recently amended to permit Delaware corporations to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, the board of directors adopted and approved, and has recommended that our stockholders adopt, an amendment to our Charter to provide for the exculpation of certain of our officers pursuant to these recent amendments to the DGCL.

As amended, the DGCL only permits, and the Charter Amendment would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. In addition, under the Charter Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims. The text of the Charter Amendment is set forth in Appendix B.

Officers, like directors, are exposed to a substantial risk of lawsuits or proceedings seeking to impose personal monetary liability. Officer exculpation is intended to enable our officers to exercise their business judgment in furtherance of the interests of our stockholders while minimizing the potential for distraction posed by frivolous lawsuits and costs which are often borne by the Company either directly, through indemnification, or indirectly through higher insurance premiums. Without officer exculpation, the potential for such frivolous claims may impede our ability to attract and retain quality executives to work on our behalf, present barriers to our ability to accomplish our business objectives due to the diversion of management attention and result in a waste of corporate resources. We expect that other public companies incorporated in Delaware, with whom we may compete for executive talent, will adopt exculpation clauses that limit the personal liability of officers in their Certificates of Incorporation. Although the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer, we believe a failure to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that, without the protection of exculpation, the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the board of directors believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the potential to discourage frivolous lawsuits and the potential to decrease the cost of directors’ and officers’ insurance in the future, the board of directors determined that it is in the best interests of the Company and its stockholders to adopt the Charter Amendment.

If adopted, the Charter Amendment would modify Article SIXTH of our Charter as follows, with added text underlined and deleted text stricken:
To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended, no director or officer of this Corporation shall be ~~personally~~ liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer~~, except for liability (i) for any breach of the director's or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit~~. For purposes of this Article, “officer" shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

If this proposal to adopt the Charter Amendment is approved by our stockholders, we will file the Charter Amendment with the Secretary of State of the State of Delaware shortly after the Annual Meeting. If this proposal to adopt the Charter Amendment is not approved by our stockholders, the Charter Amendment will not become effective. Whether or not the Charter Amendment is approved by our stockholders, the board of directors retains the discretion to abandon the Charter Amendment at any time before it becomes effective.
Board Recommendation
Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the Charter Amendment.

PROPOSAL 5 - NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Proposal Summary
In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the 2022 compensation of our named executive officers as disclosed in this proxy statement in the section titled “Executive Compensation - Compensation Discussion and Analysis” and in the "Compensation Tables" and any related narrative discussion contained in this proxy statement.
As an advisory vote, this proposal is not binding. However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
As we describe in detail in the “Executive Compensation - Compensation Discussion and Analysis,” we believe our executive compensation program embodies a pay for performance philosophy that advances our business strategy and aligns the interests of our executives with our stockholders.
Significant milestones of 2022 include:
•We generated total revenue growth of 1.8% over 2021 due to improvement in the recurring revenue components of the business;

•As of year-end 2022, we had more than 506,000 paid cloud-enabled software subscriptions, a 23.2% increase over year-end 2021;

•As of year-end 2022, we achieved Annual Recurring Revenue (ARR) growth of 10.2% over year-end 2021 (ARR is an operating metric that represents the contracted value of all subscription, cloud and maintenance customer support agreements normalized to a one-year period). Subscription ARR growth was 37.1% over year-end 2021 (Subscription ARR represents the contracted value of our term subscription offerings and our cloud offerings normalized to a one-year period);

•In 2022, we achieved combined subscription and maintenance revenue growth of 13.1% over 2021, as our subscription revenue growth exceeded a small decline in maintenance revenue;

•In 2022, our gross margin increased year-over-year by 90 basis points to 65.7%, due to an increased mix of higher margin subscription revenue;

•We achieved GAAP Net Income per Share growth of 38.2% over 2021 and we generated $48.0 million in cash flow from operations, our second highest level in the last fifteen years;

•During 2022, we released several innovative new product releases including NEXIS EDGE, MBOX Studio, NEXIS F-Series subscription, Carbon Pre, and VENUE Stage 48;

•We delivered several important updates to Pro Tools and Media Composer, addressing shifting market requirements with the highly anticipated initial enhancements for Picture & Sound workflows and several new plug-ins options for music creators; and

•During 2022, we renewed our commitment to ESG and DEI initiatives. We published our first ESG Report in April 2022 and have engaged a third-party consultant to conduct an environmental and social impact materiality assessment to enable our board of directors to exert effective oversight of Avid’s work to mitigate environmental and social risks related to operations and, in doing so, to eliminate or minimize the risks to the company and its shareholders.

Our compensation committee has focused on designing our executive compensation programs to align with stockholder value and ensure that we are focused on executing on our transformation to create stockholder value. As discussed in “The 2022 Executive Compensation Program in Detail” in "Compensation Discussion and Analysis," our executive compensation program provides an effective means to align executive compensation with achievement relative to specific financial and operational performance goals, as well as with long-term stockholder returns. For example, based on the company’s 2022 performance, as measured by financial and operational metrics, the compensation committee awarded annual performance-based cash awards to our named executive officers, at a level equal to 26.1% of target. This payout percentage below target reflected our 2022 performance and evidences the rigorous targets our compensation committee has historically set and continues to set.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our philosophy, policies and practices as described in this proxy statement. Our board of directors is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the stockholders of Avid Technology, Inc. approve, on a non-binding advisory basis, our named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.
Board Recommendation
Our board of directors unanimously recommends that our stockholders vote “FOR” the approval, on an advisory, non-binding basis, of our named executive officer compensation in Proposal 5.

PROPOSAL 6 - NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
Proposal Summary
In this Proposal 6, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future stockholder advisory votes on executive compensation. Section 14A of the Exchange Act requires that the company’s stockholders have the opportunity to recommend how frequently the company should provide an advisory vote on its executive compensation, as disclosed pursuant to the SEC’s executive compensation disclosure rules, such as Proposal 5 above.
After careful consideration, our board of directors has determined that an advisory vote on our executive compensation that occurs every year (annually) is the most appropriate alternative, and therefore the board recommends that stockholders vote for an annual advisory vote on our executive compensation. We believe that an annual vote gives stockholders the opportunity to react promptly to emerging trends in compensation and provide feedback to the board before those trends become pronounced over time, while also giving the board and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of ongoing stockholder feedback. Additionally, an annual advisory vote on executive compensation is consistent with the company’s policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and executive compensation.
Stockholders are presented with four choices for the frequency of the advisory vote on executive compensation: (1) every one year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting on the approval or disapproval of the board’s frequency recommendation. The option of one year, two years or three years that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by the stockholders.
Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact our board of directors at any time to provide feedback about corporate governance and executive compensation matters. While our board of directors intends to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on us. The board may decide that it is in the best interests of the company and its stockholders to select a frequency of advisory vote on executive compensation that differs from the option that receives the highest number of votes from stockholders.
Board Recommendation
Our board of directors unanimously recommends that our stockholders vote for “1 YEAR”, on an advisory, non-binding basis, for the frequency of the advisory vote on named executive officer compensation.

BENEFICIAL OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table provides information with respect to the beneficial ownership of our common stock as of March 30, 2023 (unless otherwise noted) by:
•each person known by us to beneficially own (or have a right to acquire within 60 days) more than 5% of the outstanding shares of our common stock;
•each of our directors;
•each named executive officer; and
•all of our directors and executive officers as a group.
Percentage ownership calculations are based on 43,836,620 shares of common stock outstanding as of March 30, 2023.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(1),(2)
Greater than 5% Stockholders
Impactive Capital LP (3) 152 West 57th Street, 17th Floor New York, NY 10019	7,131,793	16.3%
Royce & Associates, LP (4) 745 Fifth Avenue New York, NY 10151	2,307,871	5.3%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	5,543,117	12.6%
FMR LLC (6) 245 Summer Street Boston, MA 02210	4,796,108	10.9%
The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	2,501,518	5.7%
Directors (8)
Christian A. Asmar	30,335	*
Robert M. Bakish	678,490	1.5%
Paula E. Boggs	106,989	*
Elizabeth M. Daly	143,184	*
Nancy Hawthorne	115,296	*
Daniel B. Silvers	62,558	*
John P. Wallace	79,806	*
Peter M. Westley	56,347	*
Named Executive Officers (8)
Jeff Rosica	1,129,979	2.6%
Kenneth L. Gayron	316,344	*
Tom Cordiner	192,096	*
Kevin W. Riley	27,546	*
Timothy Claman	75,878	*
Dana Ruzicka	10,182	*
All directors and executive officers as a group	3,050,618	7.0%
*    Less than 1%.
(1)     The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)    Any shares that a person or entity has the right to acquire within 60 days after March 30, 2023 are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that person or entity, but not for the purpose of calculating the percentage ownership of any other person or entity.
(3)    Amount and nature of ownership listed is based solely upon information contained in a Schedule 13D/A filed with the SEC by Impactive Capital LP on July 13, 2020. As of July 9, 2020, Impactive Capital LP had shared voting power over 6,881,793 shares and shared dispositive power over 6,881,793.
(4)     Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Royce & Associates, LP on January 23, 2023. As of December 31, 2022, Royce & Associates, LP had sole voting power over 2,307,871 shares and sole dispositive power over 2,307,871 shares.
(5)    Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2023. As of December 31, 2022, BlackRock, Inc. had sole voting power over 5,490,902 shares and sole dispositive power over 5,543,117 shares.
(6)    Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by FMR LLC on February 9, 2023. As of December 31, 2022, FMR LLC had sole voting power over 4,795,338 shares and sole dispositive power over 4,796,108 shares.
(7)    Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023. As of December 30, 2022, The Vanguard Group had sole voting power over 0 shares and sole dispositive power over 2,426,505 shares.
(8)    Includes the following shares of Common Stock subject to performance or time-based RSUs vesting within 60 days after March 30, 2023: Mr. Claman: 2,422, and all current directors, and executive officers as a group: 5,216.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. To our knowledge, based solely on a review of copies of reports filed by the persons required to file these reports and written representations from those persons, we believe that all reports required to be filed pursuant to Section 16(a) were timely filed with respect to the year ended December 31, 2022 with the exception of one Form 4 reporting a transaction of Timothy Claman that occurred on December 12, 2022 and was filed late on December 16, 2022 due to an administrative error.

Appendix A
Avid Technology, Inc.
Amended and Restated
2014 Stock Incentive Plan
1. Purpose
The purpose of this Amended and Restated 2014 Stock Incentive Plan (the “Plan”) of Avid Technology, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.
2. Definitions
    Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below.
    Award means an Option, SAR, Restricted Stock, Restricted Stock Units or Other Stock-Based Award granted under the Plan.
    Award Agreement means (i) a written agreement (which may be electronic), including any amendment thereto, that sets forth the terms of an Award, or (ii) the document (written or electronic) evidencing an Award.
    Board means the Board of Directors of Avid Technology, Inc.
    Change in Control means:
    (a) Subject to paragraphs (b) and (c), below, the first to occur of the following events:
(1) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of the Company's then-outstanding stock;
(2) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of the Company possessing 30 percent or more of the combined voting power of the Company's then-outstanding stock;
(3) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(4) During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.
(b) A Change in Control shall not be deemed to occur by reason of:
(1) The acquisition of additional control of the Company by any person or persons acting as a group that is considered to “effectively control” the Company (within the meaning of guidance issued under Section 409A of the Code); or
(2) A transfer of assets to any entity controlled by the shareholders of the Company immediately after such transfer, including a transfer to (A) a shareholder of the Company (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by the Company, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.
(c) If a Participant is party to an employment agreement, offer letter, or other similar agreement with the Company that contains a definition of “Change in Control” or a similar term, a Change in Control shall not be deemed to have occurred with respect to such Participant unless the requirements for a Change in Control under both the Plan and such employment agreement, offer letter, or other similar agreement are satisfied.
    Code means the Internal Revenue Code of 1986, as amended.
    Committee means a committee or subcommittees of the Board to which the Board delegates any or all of its powers under the Plan pursuant to Section 4(b) (Appointment of Committees). For Awards that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code, Committee means the committee described in Section 12(j) (Performance Awards).
    Common Stock means the common stock, $0.01 par value per share, of Avid Technology, Inc.
    Company means Avid Technology, Inc. Except where the context otherwise requires, the term Company also includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.
    Covered Employee means any person who is, or whom the Committee, in its discretion, determines may be, a covered employee under Section 162(m)(3) of the Code.
    Designated Beneficiary means the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary means the Participant’s estate.
    Divided Equivalent means a contractual right to receive payments equivalent to the amount of dividends paid with respect to shares of Common Stock.
    Exchange Act means the Securities Exchange Act of 1934, as amended.

    Expected Value means (a) for an Option or SAR, the value of the Award, as determined by the Board using a reasonable valuation method, on the date of grant, and (b) for Restricted Stock and Restricted Stock Units, the Fair Market Value of the shares of Common Stock covered by the Award, determined as of the date of grant.
    Fair Market Value means, with respect to a share of Common Stock as of any date, unless the Board expressly determines otherwise, (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or (ii) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTC Bulletin Board market data vendor as listed on the OTC Bulletin Board website (otcbb.com) on the date of determination. If the Common Stock is not publicly traded, the Board shall determine the Fair Market Value for purposes of the Plan using any measure of value that it determines to be appropriate (including relying on appraisals); such measure of value shall be determined in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock shall be determined by using the applicable price for the immediately preceding trading day. The Board may substitute a particular time of day or other measure of price if appropriate because of exchange or market procedures or may, it its sole discretion, use weighted averages either on a daily basis or such longer period as is consistent with Options and SARs being exempt from Section 409A of the Code. The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
    GAAP means generally accepted accounting principles in the United States.
    Incentive Stock Option means an Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code.
    Nasdaq means The Nasdaq Stock Market or any successor thereto.
    Nonstatutory Stock Option means an Option that is not an Incentive Stock Option.
    Option means an option to purchase Common Stock.
    Other Stock-Based Award means an Award of shares of Common Stock or an Award that is valued in whole or in part by reference to, or is otherwise based on, shares of Common Stock or other property, including an Award entitling recipients to receive shares of Common Stock to be delivered in the future, granted under Section 10 (Other Stock-Based Awards) and not otherwise described by the terms of the Plan.
    Outside Director means a member of the Board who is not, on the date of determination, (i) an employee of the Company or any subsidiary of the Company, (ii) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Stockholder”), or (iii) a controlling stockholder, member or partner of a Significant Stockholder.
    Participant means a person who receives an Award under the Plan. An individual shall continue to be a Participant for so long as such Award is outstanding and not forfeited.
    Performance Award means an Award for which vesting, exercisability, payment, or settlement is conditioned on the achievement of performance objectives.

    Performance-Based Compensation means “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.
    Plan means the Avid Technology, Inc. 2014 Stock Incentive Plan, as set forth herein and amended from time to time.
    Reorganization Event has the meaning set forth in Section 11(b) (Reorganization Events).
    Restricted Stock means an Award entitling the recipient to acquire shares of Common Stock, subject to the right of the Company to repurchase from the Participant all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) if conditions specified by the Board in the applicable Award are not satisfied prior to the end of a specified restriction period.
    Restricted Stock Award means an Award of Restricted Stock or Restricted Stock Units.
    Restricted Stock Unit means an Award of a contractual right entitling the recipient to receive shares of Common Stock or an amount of cash equal to the value of shares of Common Stock, subject to satisfying specified vesting conditions.
    Securities Act means the Securities Act of 1933, as amended.
    Stock Appreciation Right or SAR means an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash determined in whole or in part by reference to appreciation, from and after the date of grant, in the value of a share of Common Stock.
3. Eligibility
All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive Awards under the Plan.
4. Administration and Delegation
(a) Administration by Board of Directors. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. All references in the Plan to the “Board” shall mean the Board or a Committee or the officers referred to in subsection (c) below (Delegation to Officers), to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to one or more employees of the Company or any of its present or future subsidiary corporations, and to exercise such other powers under the Plan as the Board may determine, subject to any limitations under the Plan and such guidelines as the Board may establish; provided, however, that no employee shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
5. Stock Available for Awards
(a) Number of Shares; Share Counting.
    (1)     Authorized Number of Shares. Subject to adjustment under Section 11 (Adjustments for Changes in Common Stock and Certain Other Events), Awards may be made under the Plan for up to 11,190,000 shares of Common Stock. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
    (2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(i) All shares of Common Stock covered by independent SARs (i.e., SARs not granted in tandem with an Option) that may be settled in Common Stock (including SARs that may be settled in either cash or Common Stock) shall be counted against the number of shares available for the grant of Awards without regard to the number of shares of Common Stock actually issued upon settlement of such SARs. Independent SARs that may be settled only in cash shall not be so counted;
(ii) If any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that in the case of Options and SARs that may be settled in Common Stock (including Options and SARs that may be settled in Common Stock or cash), the full number of shares subject to the Option or SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such Option or SAR upon exercise;
(iii) Shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(iv) Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Sub-limits.
    (1)         Section 162(m) Per-Participant Limit. Subject to adjustment under Section 11 (Adjustments for Changes in Common Stock and Certain Other Events), the maximum number of shares of Common Stock with respect to which Awards may be granted or paid to any Participant under the Plan shall be 1,000,000 per calendar year; the full number of authorized shares per individual shall be available for Options, SARs, or any other type of Award, provided that the aggregate number of shares under all Awards granted to the Participant during the year does not exceed the limit. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per‑Participant limit described in this paragraph (1) shall be construed and applied consistently with the Performance-Based Compensation exemption under Section 162(m) of the Code.
    (2) No Award-Specific Limits. All of the authorized shares of Common Stock described in paragraph (a)(1), above (Authorized Number of Shares), shall be available for any type of Award permitted by the Plan.
6. Stock Options
(a) General. The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b) Incentive Stock Options. All of the shares of Common Stock available under Section 5 shall be available for Incentive Stock Options. An Incentive Stock Option may be granted only to an employee of Avid Technology, Inc., any of Avid Technology, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable Award Agreement; provided, however, that the exercise price for a share shall not be less than 100% of the Fair Market Value of such share on the date of grant. Should the Board approve the grant of an Option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date. For an Incentive Stock Option granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avid Technology, Inc. or a related corporation, the exercise price per share shall be no less than 110% of the Fair Market Value of the share on the grant date.
(d) Limitation on Repricing and Buyout. Unless such action is approved by the Company’s stockholders, (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 11 (Adjustments for Changes in Common Stock and Certain Other Events)); (2) the Board shall not cancel any outstanding Option and grant in substitution therefor a new Award covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option; and (3) without limiting the Board’s authority under Section 11, the Board shall not authorize the purchase or buyout any outstanding Option where the exercise price of such Option is lower than the then-current Fair Market Value of Common Stock.

(e) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option shall be granted for a term in excess of ten years (or, for an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avid Technology, Inc. or a related corporation, five years).
(g) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in subsection (h), below (Payment Upon Exercise), for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option shall be delivered by the Company following exercise as soon as practicable.
(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) In cash or by check, payable to the order of the Company;
(2) Through net share settlement or a similar procedure involving the withholding of shares subject to the Option with a value equal to the exercise price;
(3) By delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value; provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent permitted by applicable law and by the Board, by payment of such other lawful consideration as the Board may determine; or
(5) by any combination of the above permitted forms of payment.
(i) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 6 or in Section 3 (Eligibility).
7. Director Awards
(a) Initial Grant. Upon the commencement of service on the Board by any individual who is an Outside Director, the Company shall grant to such person (1) a Nonstatutory Stock Option, (2) a Restricted Stock Award or (3) a combination of a Nonstatutory Stock Option and a Restricted Stock Award. The number of shares underlying, and the form of, each Award under this subsection (a) shall be determined by the Board in its discretion; provided that the Expected Value of the aggregate Awards granted to an Outside Director under this subsection (a) shall not exceed a dollar amount determined by the Company’s compensation consultant based on a review of compensation paid by peer companies, which dollar amount shall not exceed $230,000 as of the date of grant.
(b) Make-up Grants for 2013. As soon as practicable after the effective date of the Plan, the Company shall grant to each Outside Director who was an Outside Director on December 31, 2013, an Award that entitles such member to receive 7,500 shares of Common Stock. Such Award shall be immediately vested and shall not count against the Expected Value limitation for annual grants under subsection (c), below (Annual Grant).
(c) Annual Grant. For each calendar year after 2013, on a date determined by the Board, the Company shall grant to each Outside Director who has served as a director of the Company for at least six months prior to the date of grant (i) a Nonstatutory Stock Option, (ii) a Restricted Stock Award or (iii) a combination of a Nonstatutory Stock Option and a Restricted Stock Award. The number of shares underlying, and the form of, each Award under this subsection (c) shall be determined by the Board in its discretion; provided that the Expected Value of the aggregate Awards granted to an Outside Director under this subsection (c) for a year shall not exceed a dollar amount determined by the Company’s compensation consultant based on a review of compensation paid by peer companies, which dollar amount shall not exceed $230,000 as of the date of grant.
(d) Terms of Director Options. Options granted under this Section 7 shall:
     (1) Have an exercise price per share no less than the 100% of the Fair Market Value of a share on the date of grant;
    (2) Except as set forth in subsection (e), below (Special Vesting Rules), and Section 11(b) (Reorganization Events), vest in full on the first anniversary of the date of grant; provided that (i) the individual is serving on the Board on such date, (ii) no additional vesting shall take place after the Participant ceases to serve as a director and (iii) the Board may provide for accelerated vesting to the extent permitted by paragraph (e)(3), below;
    (3) Expire no later than the earlier of (i) ten years after the date of grant or (ii) twelve months following cessation of service on the Board; and
    (4) Contain such other terms and conditions as the Board shall determine.
(e) Special Vesting Rules.
(1) The Board may, in its discretion, either at the time an Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or accelerate vesting or remove or modify any part or all of the restrictions applicable to an Award; provided that the Board may exercise such rights only in extraordinary circumstances as described in Section which shall include (A) death or disability of the Participant, (B) attainment of mandatory retirement age or retirement following at least seven years of service, (C) a merger, consolidation, sale, reorganization, recapitalization, or Change in Control or (D) any other nonrecurring significant event affecting the Company, a Participant or the Plan.
(2) Special Vesting Schedule for Grants in 2014. All Awards granted to Outside Directors during 2014 pursuant to the annual grant provisions of subsection (c), above (Annual Grant), shall vest on the earlier of the date of the Company’s annual shareholder meeting for 2015 or May 31, 2015; and all

Awards granted pursuant to subsection (b), above (Make-up Grants for 2013), shall be immediately vested on the date of grant.
(f) Limitations on Awards to Outside Directors. Outside Directors shall not be granted Awards under the Plan other than pursuant to, and subject to the limitations set forth in, this Section 7 of the Plan.
8. Stock Appreciation Rights
(a) General. The Board may grant SARs and determine the number of shares of Common Stock to be covered by each SARs. SARs may be based solely on appreciation in the Fair Market Value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and shall be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option shall terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR shall be transferable only with the related Option.
(2) Independent SARs. A SAR not expressly granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
    (c) Exercise Price. The Board shall establish the exercise price of each SAR and specify such price in the applicable SAR agreement. The exercise price per share shall not be less than 100% of the Fair Market Value of a share on the date of grant; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date.
    (d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR shall be granted for a term in excess of ten years.
(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
(f) Limitation on Repricing and Buyouts. The limitations on repricing and buyout of Options set forth in Section 6(d), above (Limitation on Repricing), shall also apply with respect to SARs.
(g) Dividends and Dividend Equivalents. No ordinary cash dividends or Dividend Equivalents shall be paid or credited to any Participant with respect to any Stock Appreciation Right.

9. Restricted Stock; Restricted Stock Units
(a) General. The Board may grant Restricted Stock Awards.
(b) Limitations on Vesting.
(1) Except as provided in paragraph (2), below, and Section 11(b) (Reorganization Events), Restricted Stock Awards that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. This paragraph (1) shall not apply to Performance Awards.
(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award; provided that the Board’s authority with respect to Awards that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be limited by the requirements of Section 162(m) and the Board may exercise such waiver, removal, and modification rights only in extraordinary circumstances which shall include (A) Termination of Status described in Section 12(d), (B) estate planning needs of the Participant, (C) a merger, consolidation, sale, reorganization, recapitalization, or Change in Control, or (D) any other nonrecurring significant event affecting the Company, a Participant or the Plan.
(c) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
(d) Additional Provisions Relating to Restricted Stock.
    (1) Stock Certificates. The Company may require that any stock certificates issued in respect of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.
    (2) Dividends. Participants holding shares of Restricted Stock shall be entitled to all ordinary cash dividends paid with respect to such shares. All dividends or distributions with respect to Restricted Stock shall be subject to the same restrictions on transfer and risk of forfeiture as the shares of Restricted Stock with respect to which they were paid.
(e) Additional Provisions Relating to Restricted Stock Units.
        (1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award Agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.
        (2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
        (3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with Dividend Equivalents. Dividend

Equivalents may be settled in cash and/or shares of Common Stock and, unless otherwise provided by the Board, shall be subject to the same restrictions on transfer and risk of forfeiture as the Restricted Stock Units with respect to which paid, subject in each case to the applicable Award Agreement.
10. Other Stock-Based Awards
(a) General. Other Stock-Based Awards may be granted hereunder to Participants. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Awards, including any purchase price applicable thereto.
(c) Vesting. Other Stock-Based Awards shall be subject to the vesting conditions, if any, set forth in the Award Agreement. Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time an Other Stock-Based Award is made or at any time thereafter, remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award; provided that the Board’s authority is subject to the limitations described in Section 9(b) (conditions for removing restrictions on Restricted Stock Awards).
11. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under this Plan, (2) the share counting rules set forth in Section 5(a)(2) (Share Counting) and per-participant limit in Section 5(b)(1) (Section 162(m) Per-Participant Limit), (3) each Award limit under Section 7 (Director Awards), (4) the number and class of securities and exercise price per share of each outstanding Option, (5) the share- and per-share provisions and the exercise price of each SAR, (6) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, (7) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, and (8) performance measures tied to the value of shares, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
    (1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii)

any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Awards of Restricted Stock. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Awards of Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards shall terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings); and (vi) any combination of the foregoing. In taking any of the actions permitted under this subsection (b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (i) above, an Option or SAR shall be considered assumed if, following consummation of the Reorganization Event, the Option or SAR confers the right to purchase, for each share of Common Stock subject to the Option or SAR immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options or SARs to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Awards of Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award of Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a

Participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(4) Certain Events Not a Reorganization Event. Notwithstanding anything to the contrary in this Section 11(b), in no event shall a Reorganization Event be deemed to occur in connection with (a) a merger or reorganization of the Company where the sole purpose of such merger or reorganization is to reincorporate the Company in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital, unless such event in (a) or (b) above occurs in connection with an event, transaction, or series of transactions that also results in a Change in Control.
12. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that (i) the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act, and (ii) the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(b) Documentation. Each Award shall be evidenced in an Award Agreement in such form (written, electronic or otherwise) as the Board shall approve.
(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d) Termination of Status. Subject to any other limitations applicable to Awards contained herein, the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e) Withholding. Each Participant must satisfy all applicable federal, state, and local or other income and employment withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the time of payment of the exercise price. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation; provided, however, that except as otherwise provided by the Board, such withholding may not exceed the Company’s maximum statutory withholding obligations (based on applicable maximum statutory withholding rates for federal and state tax purposes, including payroll taxes). Shares surrendered to satisfy tax withholding requirements shall not be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f) Amendment of Award. Subject to the Plan’s restrictions against repricing Options and SARs, the minimum requirements for vesting of Awards, and the requirements under Section 162(m) of the Code for Performance-Based Compensation, the Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall not be required unless the change is not permitted by Section 11 hereof and the Board determines that the action, taking into account any related action, would materially and adversely affect the Participant’s rights under the Plan.
(g) Conditions on Delivery of Stock. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including the registration provisions described in subsection (h), below (Registration of Shares), compliance with all other applicable securities laws and all applicable stock exchange and stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h) Registration of Shares. It is the Company’s present intention to register, to the extent required or advisable, any shares of Common Stock issued pursuant to Awards granted under the Plan under the Securities Act. The Company shall not be obligated to sell or deliver any shares of Common Stock in connection with the granting, vesting, or exercise of any Award unless and until either:
(i) (A) Such shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under the Securities Act, and (C) there is available at the time of such grant, vesting event, or exercise (as applicable) a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act; or
(ii) The Company has determined, based on the advice of its counsel, that it is not necessary or advisable to register such shares under the Securities Act.
In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as the Company may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.
(i) Acceleration. Except as otherwise provided in Sections 7(d) and (e) (Terms of Director Options, and Limitations on Restricted Stock Vesting), and Sections 9(b) and 10(c) (Limitations on Vesting for Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(j) Performance Awards.
        (1) Grants. The Company may grant Performance Awards pursuant to this subsection (j), subject to the limits in Section 5(b) on shares covered by such grants. The amount payable to a Participant in any calendar year pursuant to Performance Awards settled in cash shall not exceed $7 million.
        (2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors who are eligible to serve on a committee making Awards that qualify as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.
(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings (which may include earnings before interest, taxes, depreciation, and/or amortization, earnings before or after discontinued operations, and net earnings (before or after taxes), and may be determined in accordance with GAAP or adjusted to exclude any or all non-GAAP items); earnings per share (on a GAAP or non-GAAP basis); operating profit before or after discontinued operations and/or taxes; operating expenses or operating expenses as a percentage of revenue; revenues (on an absolute basis or adjusted for currency effects); revenue growth; organic revenue growth; net revenue growth; earnings growth; cash flow (including operating cash flow, free cash flow, cash flow return on equity, cash flow per share, and cash flow return on investment) or cash position; operating margins; gross margins; stock price; return on equity or average stockholders’ equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; return on capital; return on assets or net assets; return on investment; return on sales; return on revenue; market share; improvement of financial ratings; achievement of balance sheet or income statement objectives or total shareholder return (all of the foregoing measures may be absolute in their terms or measured against or in relationship to other companies or benchmarks); contract awards or backlog; overhead or other expense targets; credit rating; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; productivity ratios; attainment of objective operating goals and employee metrics; operating profit after tax; net operating profit; economic profit; economic value added; sales; sales productivity; sales growth; net income; adjusted net income; operating income; operating income growth; operating unit contribution; achievement of annual operating profit plans; debt level; net worth; strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent, or other succession planning; objective measures of employee engagement and satisfaction; operating efficiency; working capital targets; market capitalization; and profitability.
The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued

operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs.
The performance measures for Awards (I) may vary by Participant and may be different for different Awards; (II) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (III) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as Performance-Based Compensation may be based on the performance measures set forth in this paragraph (3) or such other performance measures as the Board may determine.
(4) Certification and Adjustments. No Award that is intended to qualify as Performance-Based Compensation shall be paid until the Committee certifies in writing that the performance measures and other material terms have been certified. Notwithstanding any other provision of the Plan, with respect to any Performance Award, the Board may adjust downward the cash or number of Shares payable pursuant to such Award; the Board may not, however, adjust upward the cash or number of Shares payable pursuant to a Performance-Based Compensation Award. For Performance-Based Compensation, the requirement to achieve the applicable performance measures shall not be waived except in the case of the death or disability of the Participant or a Change in Control.
(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that, where intended, such Awards satisfy all requirements for Performance-Based Compensation.
13. Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of ten years from the Effective Date, but Awards granted before such expiration may extend beyond that date. No Incentive Stock Option shall be granted under the Plan after the 10th anniversary of the date on which the Plan was adopted. No awards shall be granted under the 2005 Stock Incentive Plan or any predecessor thereto after the Effective Date.
    (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (2) if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of Nasdaq “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section

11 (Adjustments for Changes in Common Stock and Certain Other Events)), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this subsection (d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. The Board shall establish subplans by adopting supplements to the Plan containing (1) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
    (f) Compliance with Code Section 409A. The Plan shall be interpreted consistent with the intent that all Awards be exempt from or comply with the requirements of Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board expressly provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.
(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
    (h) Rules of Construction. Whenever used in the Plan, words in either the feminine or masculine gender shall be deemed to refer to both females and males; words in the singular shall be deemed to refer also to the plural; the word “include” shall mean “including but not limited to”; and references to a statute, statutory provision, or regulation shall refer to the provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to regulations and other agency guidance of general applicability issued thereunder.

Appendix B

CERTIFICATE OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AVID TECHNOLOGY, INC.

Avid Technology, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. Article SIXTH of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended and restated in its entirety as follows:

To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended, no director or officer of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. For purposes of this Article, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * *
B-1

PROXY CARD

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 24, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PERSON
If you attend Avid Technology, Inc.'s 2023 Annual Meeting of Stockholders, you may vote in person. You will need to request a ballot at the Annual Meeting. If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a legal proxy from the stockholder of record that authorizes you to do so.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avid Technology, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing as only proxy cards received by us prior to the Annual Meeting will be deemed counted and valid.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Avid Technology, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08442-P85415

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVID TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect all of the nominees listed below to serve until the Company's 2024 Annual Meeting of Stockholders.

Nominees:	For	Against	Abstain
1a. Christian A. Asmar	☐	☐	☐
1b. Robert M. Bakish	☐	☐	☐
1c. Paula E. Boggs	☐	☐	☐
1d. Elizabeth M. Daley	☐	☐	☐
1e. Nancy Hawthorne	☐	☐	☐
1f. Jeff Rosica	☐	☐	☐
1g. Daniel B. Silvers	☐	☐	☐
1h. John P. Wallace	☐	☐	☐
1i. Peter M. Westley	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
3. To approve an amendment to the Company's 2014 Stock Incentive Plan.	☐	☐	☐
4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation.	☐	☐	☐
5. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
6. To approve an advisory vote on the frequency of future compensation advisory votes.	☐	☐	☐	☐

NOTE: If any other matters properly come before the meeting, the persons named by Avid as proxies herein will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. **Please date this proxy card.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V08443-P85415

AVID TECHNOLOGY, INC.
2023 Annual Meeting of Stockholders
May 25, 2023

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Alessandra Melloni and Jacob Coffman Adams, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of stock that the undersigned would be entitled to vote, if personally present, at the 2023 Annual Meeting of Stockholders of Avid Technology, Inc. to be held at 75 Blue Sky Drive, Burlington, MA 01803, on Thursday, May 25, 2023 at 8:30 a.m. ET, and at any adjournments or postponements of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, 1 YEAR FOR PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be marked, dated and signed on the reverse side.